Exhibit 10.14

SERIES D PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES D PREFERRED STOCK PURCHASE AGREEMENT is made as of the 19th day of December, 2014 by and between Seres Health, Inc., a Delaware corporation (the “Company”), and Nestlé Health Science US Holdings, Inc., a Delaware corporation (the “Purchaser”).

The parties hereby agree as follows:

1. Purchase and Sale of Preferred Stock.

1.1. Sale and Issuance of Series D and Series D-1 Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit A attached to this Agreement (the “Restated Certificate”).

(b) Subject to the terms and conditions of this Agreement, at the Closing, the Purchaser agrees to purchase from the Company and the Company agrees to sell and issue to the Purchaser 2,222,222 shares of Series D Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”), and 1,388,889 shares of Series D-1 Preferred Stock, $0.001 par value per share (the “Series D-1 Preferred Stock”), in each case at a purchase price of $18.00 per share (the “Purchase Price”). The shares of Series D Preferred Stock and Series D-1 Preferred Stock sold under this Agreement are referred to collectively as the “Shares.” All the transactions set forth herein to be taken at the Closing, including the delivery of documents, shall be deemed to take place simultaneously at the Closing.

1.2. Closing; Delivery.

(a) Closing. Subject to the terms and conditions of this Agreement, including the closing conditions set forth in Sections 4 and 5, the closing of the sale and purchase of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date of this Agreement (the “Closing Date”). At the Closing, the Company will sell and issue to the Purchaser, and the Purchaser will purchase, the Shares at a price per share equal to the Purchase Price.

(b) Closing Deliverables. At the Closing, the Company shall deliver to the Purchaser certificates representing the Shares being purchased by the Purchaser at the Closing against payment of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company.

1.3. Use of Proceeds. In accordance with the directions of the Board of Directors of the Company (the “Board”), as it shall be constituted in accordance with the Voting Agreement, the Company will use the proceeds from the sale of the Shares for product development and other general corporate purposes.

1.4. Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b) “Code” means the United States Internal Revenue Code of 1986, as amended.

(c) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person described in the first paragraph of Rule 506(d)(1).

(d) “Company Intellectual Property” means the Intellectual Property owned by or licensed to the Company and incorporated in, underlying or used in connection with the Product Candidates or the Internal Systems.

(e) “Company Notice” means written notice from the Company notifying the Purchaser that the Company is exercising its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Purchaser Transfer.

(f) “Intellectual Property” means all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) computer software, data and documentation; (E) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (F) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (G) copies and tangible embodiments thereof.

(g) “Internal Systems” means the internal systems of the Company that are used in its business or operations, including, computer hardware systems, software applications and embedded systems.

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(h) “Investors’ Rights Agreement” means the agreement among the Company and the Purchaser and certain other stockholders of the Company dated as of the date of the Closing, in the form of Exhibit C attached to this Agreement.

(i) “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

(j) “Key Employee” means any executive-level employee (including vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(k) “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of Roger Pomerantz, John Aunins, David Cook and Matthew Henn.

(l) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(m) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(n) “Product Candidates” means (A) the therapeutic, pharmaceutical and/or drug products that the Company (1) currently develops, manufactures, markets, sells or licenses or (2) currently plans to develop, manufacture, market, sell or license in the future and (B) the services that the Company (1) currently provides or (2) currently plans to provide in the future.

(o) “Proposed Purchaser Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by the Purchaser.

(p) “Proposed Transfer Notice” means written notice from the Purchaser setting forth the material terms and conditions of a Proposed Purchaser Transfer (including price and form of consideration), the identity of the Prospective Transferee and the intended closing date of the Proposed Purchaser Transfer.

(q) “Prospective Transferee” means any person to whom the Purchaser proposes to make a Proposed Purchaser Transfer.

(r) “Purchased Common Shares” means the shares of Common Stock purchased by the Purchaser pursuant to that certain Stock Purchase Agreement, dated as of December 19, 2014, by and between Flagship VentureLabs IV LLC and the Purchaser.

(s) “Representatives” means, as to any Person, such Person’s Affiliates, and its and their respective directors, officers, employees, managing members, general partners, agents and consultants (including attorneys, financial advisors and accountants).

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(t) “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase all of the Transfer Stock in accordance with Section 6.

(u) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v) “Tax” or “Taxes” means (i) any foreign, federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge, including any interest, penalties or additions to tax or additional amounts with respect to the foregoing, and (ii) any liability for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by contractual obligation or otherwise.

(w) “Tax Return” means any return, declaration, report, estimate, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(x) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement and the Voting Agreement.

(y) “Transfer Stock” means the Shares, the Purchased Common Shares, the shares of Common Stock (as defined below) or Series D Preferred Stock, as applicable, issuable upon conversion of the Shares or upon conversion of the Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock and any shares of capital stock of the Company issued to the Purchaser after the date hereof in connection with any stock dividend, stock split, combination or other similar recapitalization with respect to the Shares, the Purchased Common Shares or the shares of Common Stock or Series D Preferred Stock, as applicable, issuable upon the conversion of the Shares or upon conversion of the Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock.

(z) “Voting Agreement” means the agreement among the Company, the Purchaser and certain other stockholders of the Company, dated as of the date of the Closing, in the form of Exhibit D attached to this Agreement.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit B to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and

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subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1. Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2. Capitalization.

(a) The authorized capital of the Company consists, immediately prior to the Closing, of:

(i) 38,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), 6,890,750 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding securities of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(ii) 24,348,003 shares of Preferred Stock, of which (A) 8,230,997 shares have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (B) 2,339,319 shares have been designated Series A-2 Preferred Stock, 2,247,192 of which are issued and outstanding immediately prior to the Closing, (C) 4,831,359 shares have been designated Series B Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (D) 3,946,328 shares have been designated Series C Preferred Stock, all of which are issued and outstanding immediately prior to the Closing, (E) 3,611,111 shares have been designated Series D Preferred Stock, none of which is issued or outstanding immediately prior to the Closing, and (F) 1,388,889 shares have been designated Series D-1 Preferred Stock, none of which is issued or outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law. The Company holds no Preferred Stock in its treasury.

(b) The Company has reserved 3,608,029 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2012 Stock Incentive Plan duly adopted by the Board and approved by the Company’s stockholders (as amended, the “Stock Plan”). Options to purchase all of such shares have been granted and are currently outstanding under the Stock Plan or have been exercised for shares for Common Stock. The Company has made available to the Purchaser complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

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(c) Subsection 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Subsection 2.2(b) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d) None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) 409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.3. Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

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2.4. Authorization. All corporate action required to be taken by the Board and the Company’s stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing, the shares of Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock and the Common Stock issuable upon conversion of the Shares and upon conversion of the shares of Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5. Valid Issuance of Shares.

(a) The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement and subject to the filings described in Subsection 2.6(ii) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares, the Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock and the Common Stock issuable upon conversion of the Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by the Purchaser. Based in part upon the representations of the Purchaser in Section 3 of this Agreement, and subject to Subsection 2.6 below, the Common Stock issuable upon conversion of the Shares and upon conversion of the Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

(b) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

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2.6. Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7. Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8. Intellectual Property.

(a) Subsection 2.8(a) of the Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company and (ii) each Product Candidate of the Company.

(b) Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding the assignment of inventions substantially in the form or forms delivered to the counsel for the Purchaser. No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to any such agreement.

(c) The Company (i) owns or has the right to use all Intellectual Property necessary (A) to develop, provide, manufacture, market and sell the Product Candidates that the Company currently develops, manufactures, markets, sells or licenses and (B) to operate the Internal Systems and (ii) owns, has the right to use or reasonably believes it can acquire on commercially reasonable terms all Intellectual Property necessary to develop, provide, manufacture, market and sell the Product Candidates that the Company currently plans to develop, manufacture, market, sell or license in the future. The Company has taken all

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reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. The patents and patent applications of the Company were prepared, filed and prosecuted in accordance with applicable laws and regulations, and have been duly maintained and are in full force and effect. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in the Subsection 2.8(b) of the Disclosure Schedule), and, to the best of the Company’s knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. To the Company’s knowledge, there are no pending or threatened legal or governmental proceedings relating to any Company Intellectual Property, other than ex parte examination proceedings before the US Patent and Trademark Office or corresponding foreign patent offices.

(d) To the Company’s knowledge, none of the Product Candidates currently under development by the Company, or the development, marketing, sale, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, and neither the marketing, sale, provision or use of any Product Candidates currently under development by the Company will, when such Product Candidates are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity that exist as of the date of the Closing. None of the Internal Systems owned by the Company or, to the Company’s knowledge, licensed to the Company, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Subsection 2.8(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has made available to the Purchaser complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has made available to the Purchaser complete and accurate copies of all written documentation in the Company’s possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

(e) Subsection 2.8(e) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in Subsection 2.8(e) of the Disclosure Schedule, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

(f) Subsection 2.8(f) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to “shrink wrap” or “click through” licenses).

(g) All of the copyrightable materials incorporated in, underlying or used with the Product Candidates have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

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2.9. Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10. Agreements; Actions.

(a) Except for the Transaction Agreements and except as set forth in Subsection 2.10 of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company (excluding off-the-shelf software programs licensed by the Company pursuant to “shrink wrap” or “click through” licenses), (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $200,000 or in excess of $500,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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2.11. Certain Transactions.

(a) Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board (previously made available to the Purchaser or its counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.12. Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13. Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current Taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14. Financial Statements. The Company has delivered to the Purchaser its audited financial statements as of December 31, 2013 and unaudited financial statements as of September 30, 2014 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that they may not contain all footnotes

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required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2014, (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.15. Changes. Since September 30, 2014 there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or Key Employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for Taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

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(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Subsection 2.15.

2.16. Employee Matters.

(a) As of the date hereof, the Company employs the number of full-time employees and the number of part-time employees and engages the number of consultants or independent contractors set forth in Subsection 2.16 of the Disclosure Schedule. Subsection 2.16 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $100,000 for the fiscal year ended December 31, 2013 or is anticipated to receive compensation in excess of $100,000 for the fiscal year ending December 31, 2014.

(b) To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, Taxes, penalties, or other sums for failure to comply with any of the foregoing.

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(d) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Subsection 2.16 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 2.16 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e) The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

(f) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g) Subsection 2.16 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i) To the Company’s knowledge, none of its officers or other Key Employees has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment

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advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17. Tax Returns and Payments. There are no federal, state, county, local or foreign Taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, county, local or foreign Taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any Tax Returns by any applicable federal, state, county, local or foreign governmental agency, nor, to the Company’s knowledge, threatened in writing. The Company has duly and timely filed all federal, state, county, local and foreign Tax Returns required to have been filed by it, and all such Tax Returns were true, correct, and complete in all material respects. The Company has never received any notice of any Tax deficiency proposed or assessed against it, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year. The Company does not have any liabilities for Taxes of any other person or entity by contract, as a transferee or successor, under U.S. Treasury Regulation section 1.1502-6 or analogous state, county, local or foreign provision or otherwise.

2.18. Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19. Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchaser. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.19.

2.20. Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21. Clinical Trials. The studies, tests and preclinical and clinical trials, if any, conducted by or on behalf of the Company are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company and all applicable laws and regulations. The descriptions of, protocols for, and data and other results of, the studies, tests and trials conducted by or on behalf of the Company that have been furnished or made available to the Purchaser are accurate and complete. The Company is not aware of any studies, tests or trials the results of which reasonably call into question the results of the studies, tests and trials conducted by or on behalf

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of the Company, and the Company has not received any notices or correspondence from the United States Food and Drug Administration (the “FDA”) or any foreign, state or local agency or governmental body exercising comparable authority (each a “Governmental Entity”) or any Institutional Review Board or comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

2.22. FDA. The Company possesses all permits, licenses, registrations, certificates, authorizations, orders and approvals from the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, including all such permits, licenses, registrations, certificates, authorizations, orders and approvals required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials. The Company has not received any notice of proceedings relating to the suspension, modification, revocation or cancellation of any such permit, license, registration, certificate, authorization, order or approval. Neither the Company nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in (A) disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or (b), or any similar law, rule or regulation of any other Governmental Entities, or (B) exclusion under 42 U.S.C. Section 1320a-7 or any similar law, rule or regulation of any Governmental Entities.

2.23. Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form made available to the Purchaser. The copy of the minute books of the Company made available to the Purchaser contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes.

2.24. Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect, to the best of its knowledge: (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

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For purposes of this Subsection 2.24, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.25. Qualified Small Business Stock. As of and immediately following the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2 and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between its incorporation and through the Closing have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchaser or any other party for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Code Section 1202, unless such determination shall have been given by the Company in a manner either grossly negligent or fraudulent.

2.26. Shell Company Status. The Company is not, nor has it ever been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

2.27. Investment Company. The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

2.28. Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchaser at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

3.1. Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

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3.2. Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3. Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.4. Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, the Series D Preferred Stock into which the Series D-1 Preferred stock may be converted or the Common Stock into which such Shares or Series D Preferred Stock may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5. No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

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3.6. Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) Any legend set forth in, or required by, the other Transaction Agreements.

(c) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended.

3.7. Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act

3.8. Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares that are applicable to the Purchaser, (ii) any foreign exchange restrictions applicable with respect to such purchase by the Purchaser, (iii) any governmental or other consents that may need to be obtained by the Purchaser, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Purchaser in connection the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction applicable to it. For the avoidance of doubt, the Purchaser is not making any representations or warranties as to the actions taken or required to be taken by the Company in connection herewith.

3.9. No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.10. Exculpation. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.11. Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on its signature page hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified is the address or addresses of the Purchaser set forth on its signature page hereto.

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3.12. Bad Actor Matters. If the Purchaser is (or, as a result of the exercise of its purchase of Shares hereunder, will become) a beneficial owner of 20% or more of the Company’s outstanding voting securities, calculated on the basis of voting power, or otherwise a Person described in the first paragraph of Rule 506(d)(1) promulgated under the Securities Act, neither (i) the Purchaser, (ii) any of its directors, officers (as defined under Rule 16a-1 promulgated under the Exchange Act), other officers that may serve as a director or officer of the Company, general partners or managing members, nor (iii) any beneficial owner of the Purchaser which is a 20% beneficial owner of the voting securities of the Company (in accordance with Rule 506(d) promulgated under the Securities Act) is subject to any Disqualification Event (as defined in Section 2.5).

4. Conditions to the Purchaser’s Obligations at the Closing. The obligations of the Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of the Closing.

4.2. Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3. Compliance Certificate. If the date of the Closing is after the date of this Agreement, the President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5. Opinion of Counsel. The Purchaser shall have received from counsel for the Company an opinion, dated as of the Closing, in form and substance satisfactory to the Purchaser.

4.6. Board of Directors. As of the Closing, the authorized size of the Board shall be eight (8) directors, and the Board shall be comprised of Noubar B. Afeyan, Greg Behar, David A. Berry, Werner Cautreels, Peter Barton Hutt, Richard N. Kender, Lorence H. Kim and Roger J. Pomerantz.

4.7. Investors’ Rights Agreement. The Company shall have executed and delivered the Investors’ Rights Agreement.

4.8. Voting Agreement. The Company shall have executed and delivered the Voting Agreement.

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4.9. Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.10. Secretary’s Certificate. The Secretary or Assistant Secretary of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to sell Shares to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2. Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4. Investors’ Rights Agreement. The Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.5. Voting Agreement. The Purchaser shall have executed and delivered the Voting Agreement.

6. Right of First Refusal.

6.1. Grant. Subject to the terms of Subsections 6.6, 6.7 and 6.10 below, the Purchaser hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all of the Transfer Stock that the Purchaser may propose to transfer in a Proposed Purchaser Transfer, at the same price and on the same terms and conditions, subject to Subsection 6.3, as those offered to the Prospective Transferee.

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6.2. Notice. If the Purchaser proposes to make a Proposed Purchaser Transfer, the Purchaser must deliver a Proposed Transfer Notice to the Company prior to the consummation of such Proposed Purchaser Transfer. To exercise its Right of First Refusal under this Section 6, the Company must deliver a Company Notice to the Purchaser within fifteen (15) days after delivery of the Proposed Transfer Notice (the “Consideration Period”). In the event that, prior to the expiration of the Consideration Period, the Company waives in writing in accordance with Subsection 9.8 hereof its right to exercise its Right of First Refusal under this Section 6 or does not deliver a Company Notice to the Purchaser, then the Purchaser shall be entitled to consummate such Proposed Purchaser Transfer. For the avoidance of doubt, the Purchaser shall not consummate the purchase and sale of Transfer Stock with any third party in connection with any Proposed Purchaser Transfer prior to or during the Consideration Period (unless, for the avoidance of doubt, the Company waives in writing in accordance with Subsection 9.8 hereof its right to exercise its Right of First Refusal under this Section 6 during the Consideration Period).

6.3. Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board and as set forth in the Company Notice; provided, however, that if the Purchaser disagrees with such determination by the Board, the Purchaser shall have the right, at its sole cost and expense, to have the fair market value of such consideration determined by an independent appraiser of national reputation that is reasonably acceptable to the Board, in which case the fair market value thereof shall be the higher of the amount determined by the Board or such independent appraiser. If the Company cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company may pay the cash value equivalent thereof, as determined in accordance with the immediately preceding sentence. The closing of the purchase of Transfer Stock by the Company shall take place, and all payments from the Company shall have been delivered to the Purchaser, by the later of (i) the date specified in the Proposed Transfer Notice as the intended closing date of the Proposed Purchaser Transfer and (ii) thirty (30) days after the expiration of the Consideration Period.

6.4. Transfer Void; Equitable Relief. Any Proposed Purchaser Transfer not made in compliance with the requirements of this Section 6 shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. The Purchaser acknowledges and agrees that any breach of this Section 6 would result in substantial harm to the Company for which monetary damages alone could not adequately compensate. Therefore, the Purchaser unconditionally and irrevocably agrees that the Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Section 6).

6.5. Violation of First Refusal Right. If the Purchaser becomes obligated to sell any Transfer Stock to the Company under this Section 6 and fails to deliver such Transfer Stock in accordance with the terms of this Section 6, the Company may, at its option, in addition to all other remedies it may have, send to the Purchaser the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company on the Company’s books the certificate or certificates representing the Transfer Stock to be sold.

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6.6. Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of this Section 6 shall not apply upon a transfer by the Purchaser to any of its Affiliates; provided that such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Purchaser (but only with respect to the securities so transferred to the transferee), including the obligations of the Purchaser with respect to Proposed Purchaser Transfers of such Transfer Stock pursuant to this Section 6. For the avoidance of doubt, the Purchaser shall not transfer any shares of Transfer Stock to an Affiliate for the purposes of circumventing the Company’s rights under this Section 6.

6.7. Deemed Liquidation Event. Notwithstanding the foregoing or anything to the contrary herein, the provisions of this Section 6 shall not apply to the sale of any Transfer Stock pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate) that has been approved by the Board.

6.8. Prohibited Transferees. Notwithstanding the foregoing, the Purchaser shall not assign, sell, offer to sell, pledge, mortgage, hypothecate, dispose of or otherwise transfer or encumber any Transfer Stock (or any interest therein) to any entity which, in the determination of the Board, is directly or indirectly engaged in the research, development and/or commercialization of microbiome therapeutics.

6.9. Legend. Each certificate representing shares of Transfer Stock held by the Purchaser or issued to any permitted transferee in connection with a transfer permitted by Subsection 6.6 hereof shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL SET FORTH IN A CERTAIN SERIES D PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

The Purchaser agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Subsection 6.9 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The Company shall remove such legend upon the termination of this Section 6 at the request of the holder by causing replacement certificate or certificates to be issued to such holder that do not contain such legend.

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6.10. Termination of Rights. The covenants set forth in Section 6 shall terminate and be of no further force or effect (i) upon the consummation of the IPO or (ii) on the third anniversary of the Closing Date, whichever occurs first.

7. HSR Filing. The Company and the Purchaser shall cooperate with each other and use their commercially reasonable efforts to make, as soon as reasonably practical after the date hereof but no later than December 29, 2014, all necessary filings and submissions that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) to cause a Series D-1 Triggering Event (as defined in the Restated Certificate) to occur with respect to the shares of Series D-1 Preferred Stock owned by the Purchaser. Each of the parties hereto agrees to use its commercially reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to the HSR Act and shall otherwise cooperate with the applicable governmental body in order to comply with the HSR Act and cause a Series D-1 Triggering Event to occur in as expeditious a manner as possible. Each of the parties hereto shall consult, and share drafts of any filings or communications, a reasonable period of time in advance with respect to and consider in good faith the comments and views of the other party in connection with any filing, communication, defense, litigation, negotiation or strategy and any final decisions with respect thereto in each case relating to the HSR Act or any antitrust or unfair competition law regarding any of the transactions contemplated hereby, to the extent reasonably practicable and to the extent permitted by applicable law, and shall give the other party and its Representatives a reasonable advance opportunity to attend and participate in any in-person or telephonic meeting or conference with any governmental authority or, in connection with any litigation by a private party, relating to the HSR Act or any antitrust or unfair competition law regarding any of the transactions contemplated hereby, and shall provide concurrent copies to the other party of any material written communications or filings with respect thereto. Each of the parties hereto shall use commercially reasonable efforts to resolve such objections, if any, as any governmental body may assert with respect to this Agreement and the transactions contemplated hereby (including, without limitation, with respect to the Purchaser’s acquisition of additional voting securities of the Company) in connection with the HSR Act or any antitrust or unfair competition law in order to cause a Series D-1 Triggering Event to occur with respect to the shares of Series D-1 Preferred Stock held by the Purchaser. In the event that a suit is instituted by a person or governmental body challenging this Agreement and the transactions contemplated hereby as violative of the HSR Act or any antitrust or unfair competition law, each of the parties shall use commercially reasonable efforts to resist or resolve such suit. Each party shall, upon request by any other party, furnish the other parties with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with any statement, filing, ruling request, notice or application made by or on behalf of the parties or any of their respective subsidiaries to any third party and/or any governmental body with respect to the HSR Act or any antitrust or unfair competition law. Notwithstanding anything in this Section 7 or this Agreement to the contrary, nothing in this Section 7 or this Agreement shall require, or be deemed to require, the Company or the Purchaser (a) to propose, negotiate, offer to, commit to or effect any sale, divestiture, or disposition of assets or businesses, or licenses or (b) to agree to hold separate any assets or agree to any similar arrangements or to commit to restrict the dominion or control of its business or to conduct its business in a specified manner.

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8. Standstill.

8.1. Until the earlier of (i) the fifth anniversary of the Closing Date or (ii) the third anniversary of the consummation of the IPO, unless approved in advance in writing by the Board, the Purchaser agrees that neither the Purchaser nor any of its Affiliates or Representatives acting on behalf of or in concert with the Purchaser (or any of its Affiliates or Representatives) will in any manner, directly or indirectly:

(a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way advise, assist or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any of the Company’s convertible debt securities, equity securities or assets, or rights or options to acquire interests in or beneficially own any of the Company’s convertible debt securities, equity securities or assets, other than from the underwriters in connection with the IPO, (ii) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (iii) any restructuring, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, (iv) make any statement or proposal to the board of directors of any of the Company, any of the Company’s Affiliates or Representatives or any of the Company’s stockholders regarding, or make any public announcement, proposal or offer (including “proxies” as such terms are used in the rules of the Securities and Exchange Commission) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) any proposal to seek representation on the Board or otherwise seek to control or influence the management, the Board or policies of any of the Company, or (v) any proposal, arrangement or other statement that is inconsistent with the terms of this Agreement, including, without limitation, this Subsection 8.1(a);

(b) instigate, encourage or assist any third party (including, without limitation, forming a “group”, as defined under applicable federal and state securities laws, with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the securities of the Company or the actions set forth in Subsection 8.1(a) above;

(c) otherwise act, alone or in concert with others, to seek control or influence the management, the Board or the policies of the Company;

(d) take any action which would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the types of actions or matters set forth in Subsection 8.1(a) above; or

(e) have any discussions or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, assist or encourage, any other persons in connection with any of the foregoing.

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Subject to the last sentence of Subsection 8.2, the Purchaser also agrees not to request that the Company, directly or indirectly, terminate or amend or waive any provision of this Section 8 (including, without limitation, this sentence).

8.2. The restrictions set forth in Subsection 8.1 shall terminate and be of no further force and effect upon (i) the Company publicly announcing that it has entered into, may enter into or shall enter into, a definitive agreement for a transaction involving the purchase of a majority of the voting power of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise) or (ii) the Company publicly announcing the submission of a bona fide offer or public attempt by a third party to enter into a transaction involving the purchase of a majority of the voting power of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise); provided, however, that occurrence of any of the events set forth above in clauses (i) and (ii) of this Subsection 8.2 shall not cause the restrictions set forth Subsection 8.1 to terminate unless, and until such time as, none of the directors, officers or employees of the Purchaser or any of its Affiliates is a member of the Board. The restrictions set forth in Subsection 8.1(a) shall not prevent the Purchaser from making a proposal regarding a possible transaction described in Subsection 8.1(a) directly to the Board on a confidential basis if such proposal does not require the Company to make a public announcement regarding this Agreement, a possible transaction or any of the matters described in Subsection 8.1. The restrictions set forth in Subsection 8.1 shall not apply to or preclude any licensing arrangement or an asset transfer of a similar nature between the Company or any of its Affiliates, on the one hand, and the Purchaser or any of its Affiliates, on the other hand; provided, however, that (a) if the Purchaser or any of its Affiliates makes a proposal to the Company or any of its Affiliates with respect to any such arrangement or transfer, (i) as a condition hereto, the Purchaser or its applicable Affiliate shall deliver written notice to the Company that such proposal is being made pursuant to this sentence and is therefore not subject to the restrictions set forth in Subsection 8.1 and (ii) such proposal shall be made on a confidential basis; (b) neither the Purchaser nor any of its Affiliates shall use the exceptions set forth in this sentence for the purposes of circumventing the restrictions set forth in Subsection 8.1; and (c) any such arrangement or transfer shall be negotiated by the parties thereto on a confidential basis.

8.3. No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.4. For purposes of this Section 8, the term “Representative” shall not include, or be deemed to include for any purpose, any director, officer or employee of the Purchaser or any of its Affiliates who is a member of the Board (including any individual designated by the Purchaser to serve on the Board pursuant to Subsection 1.2(c) of the Voting Agreement) when such person is acting in his or her capacity as a member of the Board and not on behalf of the Purchaser or any of its Affiliates.

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9. Miscellaneous.

9.1. Survival of Warranties and Covenants. Unless otherwise set forth in this Agreement, the representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

9.2. Successors and Assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to (a) any person or entity to which Shares, the shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock or the Common Stock issued upon exercise of the Shares or the shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock are transferred by the Purchaser, or (b) to any to any Affiliate, partner, member, stockholder or subsidiary of the Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. The Purchaser shall cause any proposed purchaser, pledgee or transferee of Shares, the shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock or the Common Stock issued upon exercise of the Shares or the shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Company may not assign its rights under this Agreement.

9.3. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

9.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.6. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day

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after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 9.6. If notice is given to the Company, a copy shall also be given to Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, MA 02116, Attention Peter N. Handrinos, Facsimile Number: (617) 948-6060, and if notice is given to the Purchaser, a copy shall also be given to Mayer Brown LLP, 1675 Broadway, New York, NY 10019, Attention: David A. Carpenter, Facsimile Number: (212) 849-5795.

9.7. No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8. Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Subsection 9.8 shall be binding upon the Purchaser and each transferee of the Shares (or the Common Stock issuable upon conversion thereof, the Series D Preferred Stock issuable upon conversion thereof or the Common Stock issuable upon conversion of the Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock), each future holder of all such securities, and the Company.

9.9. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.10. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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9.11. Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

9.12. No Promotion. The Company agrees that it will not, and shall cause each of its subsidiaries to not, without the prior written consent of the Purchaser, use in advertising, publicity, or otherwise the name of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Purchaser or any of its Affiliates. The Company further agrees that it shall obtain the written consent of the Purchaser, which shall not be unreasonably withheld, prior to the Company’s issuance of any public statement detailing the purchase of Shares by the Purchaser pursuant to this Agreement. Anything herein to the contrary notwithstanding, this Subsection 9.12 shall not be amended without the prior written consent of the Purchaser. Notwithstanding the foregoing, this Agreement and any other agreement to which the Company and the Purchaser is a party may be filed by the Company with the Securities and Exchange Commission.

9.13. Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[the next page is the signature page]

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IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

SERES HEALTH, INC.

By:	/s/ Roger J. Pomerantz
Name: Roger J. Pomerantz, M.D.
Title: President and Chief Executive Officer

Address: 161 First Street, Suite 2C Cambridge, MA 02142 Facsimile Number: 617-945-0268

PURCHASER:

NESTLÉ HEALTH SCIENCE US HOLDINGS, INC.

By:	/s/ Andrew Glass
Name: Andrew Glass
Title: Asst. Sec.

Address:

Nestlé Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

Attention: Andrew Glass, Esq.

Facsimile Number: 480-379-5510

With a copy (which shall not constitute notice) to:

Nestlé Health Science S.A.

Avenue Nestlé, 55

1800 Vevey

Switzerland

Attention: General Counsel

Facsimile Number: 41.21.927.2875

SIGNATURE PAGE TO SERIES D PREFERRED STOCK PURCHASE AGREEMENT

EXHIBIT A

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SERES HEALTH, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Seres Health, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Seres Health, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 18, 2010 under the name Newco LS21, Inc.

2. That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Seres Health, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 62,348,003 shares, consisting of (i) 38,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 24,348,003 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 8,230,997 shares are hereby designated “Series A Preferred Stock,” 2,339,319 shares are hereby designated “Series A-2 Preferred Stock,” 4,831,359 shares are hereby designated “Series B Preferred Stock,” 3,946,328 shares are hereby designated “Series C Preferred Stock,” 3,611,111 shares are hereby designated “Series D Preferred Stock” and 1,388,889 shares are hereby designated “Series D-1 Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

The Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series D-1 Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1. Dividends.

From and after the date of the issuance of any shares of Series A Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series A Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series A Preferred Stock (the “Series A Accruing Dividends”). From and after the date of the issuance of any shares of Series A-2 Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series A-2 Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series A-2 Preferred Stock (the “Series A-2 Accruing Dividends”). From and after the date of the issuance of any shares of Series B Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series B Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series B Preferred Stock (the “Series B

Accruing Dividends”). From and after the date of the issuance of any shares of Series C Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series C Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series C Preferred Stock (the “Series C Accruing Dividends”). From and after the date of the issuance of any shares of Series D Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series D Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series D Preferred Stock (the “Series D Accruing Dividends”). From and after the date of the issuance of any shares of Series D-1 Preferred Stock, dividends at the rate per annum of eight percent (8%) of the Series D-1 Original Purchase Price (as defined below) per share plus the amount of previously accrued dividends shall accrue on such shares of Series D-1 Preferred Stock (the “Series D-1 Accruing Dividends” and, together with the Series A Accruing Dividends, the Series A-2 Accruing Dividends, the Series B Accruing Dividends, the Series C Accruing Dividends and the Series D Accruing Dividends, the “Accruing Dividends”). Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided however, that except as set forth in the following sentence of this Section 1 or in Subsection 2.1, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of the applicable series of Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate Series A Accruing Dividends, Series A-2 Accruing Dividends, Series B Accruing Dividends, Series C Accruing Dividends, Series D Accruing Dividends or Series D-1 Accruing Dividends, as the case may be, then accrued on the shares of the applicable series of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of the applicable series of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of the applicable series of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of the applicable series of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below), Series A-2 Original Issue Price (as defined below), Series B Original Issue Price (as defined below), Series C Original Issue Price (as defined below), Series D Original Issue Price (as defined below) or Series D-1 Original Issue Price (as defined below), as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of

Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend. The “Series A Original Issue Price” shall mean $0.79 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-2 Original Issue Price” shall mean $1.78 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-2 Preferred Stock. The “Series B Original Issue Price” shall mean $2.20 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series C Original Issue Price” shall mean $12.1632 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock. The “Series D Original Issue Price” shall mean $18.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock. The “Series D-1 Original Issue Price” shall mean $18.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D-1 Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of the Series A Preferred Stock, the greater of (A) the Series A Original Issue Price, plus any Series A Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (i) is hereinafter referred to as the “Series A Liquidation Amount”), (ii) in the case of the Series A-2 Preferred Stock, the greater of (A) the Series A-2 Original Issue Price, plus any Series A-2 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (ii) is hereinafter referred to as the “Series A-2 Liquidation Amount”), (iii) in the case of the Series B Preferred Stock, the greater of (A) the Series B Original Issue Price, plus any Series B Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event

(the amount payable pursuant to this clause (iii) is hereinafter referred to as the “Series B Liquidation Amount”), (iv) in the case of the Series C Preferred Stock, the greater of (A) the Series C Original Issue Price, plus any Series C Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (iv) is hereinafter referred to as the “Series C Liquidation Amount”), (v) in the case of the Series D Preferred Stock, the greater of (A) the Series D Original Issue Price, plus any Series D Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (v) is hereinafter referred to as the “Series D Liquidation Amount”) and (vi) in the case of the Series D-1 Preferred Stock, the greater of (A) the Series D-1 Original Issue Price, plus any Series D-1 Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (B) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable pursuant to this clause (vi) is hereinafter referred to as the “Series D-1 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of shares of Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of Preferred Stock, voting together as a separate class, and (ii) the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which

(i) the Corporation is a constituent party or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of shares of Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to, in the case of the Series A Preferred Stock, the Series A Liquidation Amount, in the case of the Series A-2 Preferred Stock, the Series A-2 Liquidation Amount, in the case of the Series B Preferred Stock, the Series B Liquidation Amount, in the case of the Series C Preferred Stock, the Series C Liquidation Amount, in the case of the Series D Preferred Stock, the Series D Liquidation Amount, and, in the case of the Series D-1 Preferred Stock, the Series D-1 Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 40 days prior to the Redemption Date. The Redemption Notice shall state: (1) the number of shares of each series of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (2) the Redemption Date, the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and the Series D-1 Liquidation Amount; (3) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.1); and (4) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed. On or before the Redemption Date, each holder of shares of Preferred Stock to be redeemed on the Redemption Date, unless, if applicable, such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and/or the Series D-1 Liquidation Amount, as the case may be, for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and/or the Series D-1 Liquidation Amount, as the case may be, payable upon redemption of the shares of Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Series A Liquidation Amount, the Series A-2 Liquidation Amount, the Series B Liquidation Amount, the Series C Liquidation Amount, the Series D Liquidation Amount and/or the Series D-1 Liquidation Amount, as the case may be, without interest upon surrender of their certificate or certificates therefor. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director (as defined below).

2.3.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class. Notwithstanding the foregoing, the holders of shares of Series D-1 Preferred Stock shall not be entitled to vote for the election of any director of the Corporation.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock (together, the “ABC Preferred Stock”), exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Preferred Stock Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of ABC Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the ABC Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (together, the “Voting Preferred Stock”) other than the Series D-1 Preferred Stock, exclusively and voting together as a single class (on an as-converted to Common Stock basis), shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Preferred Stock Protective Provisions. At any time when shares of ABC Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of ABC Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

3.3.2 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

3.3.3 create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase or decrease the authorized number of shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock in respect of any such right, preference or privilege;

3.3.5 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof;

3.3.6 create, or authorize the creation of, or issue, or authorize the issuance of, any debt security or permit any subsidiary to take any such action with respect to any debt security unless such debt security has received the prior approval of the Board of Directors, including the approval of the Preferred Stock Director;

3.3.7 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

3.3.8 increase or decrease the authorized number of directors constituting the Board of Directors.

3.4 Series C Preferred Stock Protective Provisions. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or privileges of the Series C Preferred Stock;

3.4.2 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof;

3.4.3 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series C Preferred Stock in respect of any such right, preference or privilege; or

3.4.4 increase or decrease the authorized number of shares of Series C Preferred Stock.

3.5 Series D Preferred Stock Protective Provisions. At any time when shares of Series D Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or privileges of the Series D Preferred Stock;

3.5.2 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof and (iv) purchases or redemptions of Series D Preferred Stock or Series D-1 Preferred Stock by the Corporation pursuant to Section 6 of that certain Series D Stock Purchase Agreement, dated on or about December 19, 2014, by and between the Corporation and the investor named therein;

3.5.3 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock in respect of any such right, preference or privilege; or

3.5.4 increase or decrease the authorized number of shares of Series D Preferred Stock.

3.6 Series D-1 Preferred Stock Protective Provisions. At any time when shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1 amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or privileges of the Series D-1 Preferred Stock;

3.6.2 purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price and the then-current fair market value thereof and (iv) purchases or redemptions of Series D Preferred Stock or Series D-1 Preferred Stock by the Corporation pursuant to Section 6 of that certain Series D Stock Purchase Agreement, dated on or about December 19, 2014, by and between the Corporation and the investor named therein;

3.6.3 (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series D-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series D-1 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series D-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D-1 Preferred Stock in respect of any such right, preference or privilege; or

3.6.4 increase or decrease the authorized number of shares of Series D-1 Preferred Stock.

4. Optional Conversion.

The holders of the Voting Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratios.

(a) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.79. Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-2 Original Issue Price by the Series A-2 Conversion Price (as defined below) in effect at the time of conversion. The “Series A-2 Conversion Price” shall initially be equal to $1.78. Such initial Series A-2 Conversion Price, and the rate at which shares of Series A-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(c) Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. The “Series B Conversion Price” shall initially be equal to $2.20. Such initial Series B Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(d) Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion. The “Series C Conversion Price” shall initially be equal to $12.1632. Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(e) Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $12.1632 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series D Preferred Stock) by the Series D Conversion Price (as defined below) in effect at the time of conversion. The “Series D Conversion Price” shall initially be equal to $12.1632. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(f) Shares of Series D-1 Preferred Stock shall not be convertible at the option of the holder thereof.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Voting Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Voting Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Voting Preferred Stock to voluntarily convert shares of Voting Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Voting Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Voting Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Voting Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Voting Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Voting Preferred Stock converted.

4.3.2 Reservation of Shares of Common Stock. The Corporation shall at all times when shares of Voting Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Voting Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Voting Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Voting Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price.

4.3.3 Reservation of Shares of Series D Preferred Stock. The Corporation shall at all times when shares of Series D-1 Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series D-1 Preferred Stock, such number of its duly authorized shares of Series D Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Series D Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D-1 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series D Preferred Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

4.3.4 Effect of Conversion. All shares of Voting Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Voting Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Voting Preferred Stock and of such series of Voting Preferred Stock accordingly.

4.3.5 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as the case may be, surrendered for conversion or on the Common Stock delivered upon conversion. No adjustment shall be made to the number of shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock into Series D Preferred Stock for any declared but unpaid dividends on the Series D-1 Preferred Stock that is converted into Series D Preferred Stock.

4.3.6 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Voting Preferred Stock pursuant to this Section 4 or shares of Series D Preferred Stock upon conversion of shares of Series D-1 Preferred Stock pursuant to Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Series D Preferred Stock, as the case may be, in a name other than that in which the shares of Voting Preferred Stock or Series D-1 Preferred Stock, as the case may be, so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date and assuming, for this purpose, that all issued and outstanding shares of Series D-1 Preferred Stock have been converted into Series D Preferred Stock pursuant to Subsection 5.1.3 on the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the Preferred Stock Director;

(iv)	shares of Common Stock issued in connection with the listing of the Common Stock on a National Securities Exchange (as defined in Subsection 5.1.1(a));

(v)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vi)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including the Preferred Stock Director;

(vii)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the Preferred Stock Director;

(viii)	shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation, including the Preferred Stock Director; or

(ix)	shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the Preferred Stock Director.

4.4.2 No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price, the Series A-2 Conversion Price or the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock, voting together as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities and shares of Series D Preferred Stock issued upon conversion of the Series D-1 Preferred Stock pursuant to Subsection 5.1.3) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security and (ii) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D

Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, shall be readjusted to such Series A Conversion Price, Series A-2 Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, each as in effect immediately prior to such issue, then the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean (1) in the case of an adjustment to the Series A Conversion Price, the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, (2) in the case of an adjustment to the Series A-2 Conversion Price, the Series A-2 Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, (3) in the case of an adjustment to the Series B Conversion Price, the Series B Conversion Price in effect immediately after such issue of Additional Shares of Common Stock, (4) in the case of an adjustment to the Series C Conversion Price, the Series C Conversion Price in effect immediately after such issue of Additional Shares of Common Stock and (5) in the case of an adjustment to the Series D Conversion Price, the Series D Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b) “CP1” shall mean (1) in the case of an adjustment to the Series A Conversion Price, the Series A Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock, (2) in the case of an adjustment to the Series A-2 Conversion Price, the Series A-2 Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock, (3) in the case of an adjustment to the Series B Conversion Price, the Series B Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock, (4) in the case of an adjustment to the Series C Conversion Price, the Series C Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock and (5) in the case of an adjustment to the Series D Conversion Price, the Series D Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock

(treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor and conversion of all Series D-1 Preferred Stock into Series D Preferred Stock pursuant to Subsection 5.1.3) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director; and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series A-2 Conversion

Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, each as in effect immediately before such subdivision, shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, each as in effect immediately before such combination, shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, each as in effect immediately before such event, shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, as the case may be, then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price as the case may be, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) no such adjustment shall be made with respect to the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price if the holders of the applicable series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of the applicable series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of the applicable series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation, including the Preferred Stock Director) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the applicable series of Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price or the Series D Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the applicable series of Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, the Series A-2 Conversion Price, the Series B Conversion Price, the Series C Conversion Price and/or the Series D Conversion Price, as the case may be, then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the applicable series of Preferred Stock.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events.

5.1.1 Upon either (a) the listing of shares of Common Stock on the New York Stock Exchange, the NYSE MKT, the NASDAQ Stock Market, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market or any successor thereto (each a “National Securities Exchange”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of both (i) the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the then outstanding shares of ABC Preferred Stock, voting together as a separate class, and (ii) the holders of a majority of the then outstanding shares of Series C Preferred Stock (the time of such listing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “ABC Mandatory Conversion Time”), (A) all outstanding shares of ABC Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

5.1.2 Upon either (a) the listing of shares of Common Stock on a National Securities Exchange or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Series D Preferred Stock (the time of such listing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Series D Mandatory Conversion Time”), (A) all outstanding shares of Series D Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (B) such shares may not be reissued by the Corporation.

5.1.3 Upon either (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) such that a holder of Series D-1 Preferred Stock could acquire shares of Series D Preferred Stock issuable upon conversion of the Series D-1 Preferred Stock in compliance with the HSR Act or (ii) if applicable, a transfer of shares of Series D-1 Preferred Stock to a person that would not be required to make a filing under the HSR Act to acquire the shares of Series D Preferred Stock issuable upon conversion of such shares of Series D-1 Preferred Stock or the waiting period under the HSR Act applicable to such person acquiring such shares of Series D Preferred Stock has expired (either such event, a “Series D-1 Triggering Event”, and the date and time of such event is referred to herein as the “Series D-1 Mandatory Conversion Time”), each share of Series D-1 Preferred Stock held by such holder shall automatically be converted into one (1) share of Series D Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to either the Series D Preferred Stock or the Series D-1 Preferred Stock. The Corporation shall be sent written notice of any Series D-1 Triggering Event. Each holder of record of shares of Series D-1 Preferred Stock that has been or will be converted at a Series D-1 Mandatory Conversion Time shall be sent written notice of such Series D-1 Mandatory Conversion Time and the place designated for mandatory conversion of any shares of Series D-1 Preferred Stock pursuant to this Subsection 5.1.3. Such notice need not be sent in advance of the occurrence of any Series D-1 Mandatory Conversion Time. Upon receipt of such notice, a holder of shares of Series D-1 Preferred Stock converted at any Series D-1 Mandatory Conversion Time shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D-1 Preferred Stock converted pursuant to this Subsection 5.1.3, including the rights, if any, to receive notices and vote (other than as a holder of Series D Preferred Stock), will terminate at the applicable Series D-1 Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.1.3. As soon as practicable after a Series D-1 Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D-1 Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series D Preferred Stock issuable on such conversion in accordance with the provisions hereof and the payment of any declared but unpaid dividends on the shares of Series D-1 Preferred Stock converted. Such Series D-1 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D-1 Preferred Stock accordingly.

5.2 Mandatory Conversion Procedural Requirements.

5.2.1 All holders of record of shares of ABC Preferred Stock shall be sent written notice of the ABC Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of ABC Preferred Stock pursuant to Subsection 5.1.1. Such notice need not be sent in advance of the occurrence of the ABC Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of ABC Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the ABC Preferred Stock converted pursuant to Subsection 5.1.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the ABC Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.1. As soon as practicable after the ABC Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for ABC Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of ABC Preferred Stock converted. Such ABC Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of each applicable series of ABC Preferred Stock accordingly.

5.2.2 All holders of record of shares of Series D Preferred Stock shall be sent written notice of the Series D Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to Section 5.1.2. Such notice need not be sent in advance of the occurrence of the Series D Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series D Preferred Stock converted pursuant to Subsection 5.1.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series D Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.2. As soon as practicable after the Series D Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series D Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series D Preferred Stock converted. Such Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

7. Waiver. Unless a different vote is specified in the Certificate of Incorporation, any of the rights, powers, preferences and other terms of the ABC Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of ABC Preferred Stock by the affirmative written consent or vote of the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the shares of ABC Preferred Stock then outstanding. Unless a different vote is specified in the Certificate of

Incorporation, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock then outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ELEVENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Eleventh, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article Eleventh or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article Eleventh is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article Eleventh shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article Eleventh; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Eleventh.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Eleventh shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

*    *    *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this      day of December, 2014.

By:
	Name:	Roger J. Pomerantz, M.D.
	Title:	President and Chief Executive Officer

EXHIBIT B

DISCLOSURE SCHEDULE

DISCLOSURE SCHEDULE

This Disclosure Schedule is delivered by Seres Health, Inc. (the “Company”) pursuant to the Series D Preferred Stock Purchase Agreement (the “Agreement”) of even date herewith by and among the Company and the Purchasers named in the Purchase Agreement. Capitalized terms used herein, which are not otherwise defined, shall have the respective meanings ascribed to such terms in the Agreement.

Any disclosure hereunder shall not be deemed to be an admission or acknowledgment by the Company that such information is material to, or outside the ordinary course of business of, the Company. Nothing herein constitutes an admission of liability or an admission against the Company’s interest. Nothing in the Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant.

References to any document are to such document as amended as of the date of the Agreement, provided such amendment is properly noted in the reference to such document. All descriptions in the Disclosure Schedule of documents that have been previously delivered or made available to the Purchasers or their counsel are qualified in their entirety by reference to the actual documents.

The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure.

Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business and (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties.

Schedule 2.2(c)

Capitalization of the Company Immediately Following the Closing

(i) Issued and Outstanding Common Stock.

Record Owner	Common Stock	Vesting Schedule	Repurchase Price

Flagship VentureLabs IV LLC	3,055,556 shares	n/a	n/a

Nestlé Health Science US Holdings, Inc.	1,944,444 shares	n/a	n/a

George Church	100,000 shares	25% on the first anniversary of the grant date; thereafter, 6.25% quarterly, such that the shares will have vested in full on June 30, 2015	$0.001 per share

James Collins	50,000 shares	25% on the first anniversary of the grant date; thereafter, 6.25% quarterly, such that the shares will have vested in full on June 30, 2015	$0.001 per share

Peter Hutt	50,000 shares	25% on the first anniversary of the grant date; thereafter, 6.25% quarterly, such that the shares will have vested in full on June 30, 2015	$0.001 per share

Kim Lewis	100,000 shares	25% on the first anniversary of the grant date; thereafter, 6.25% quarterly, such that the shares will have vested in full on September 30, 2015	$0.001 per share

David Relman	100,000 shares	25% on the first anniversary of the grant date; thereafter, 6.25% quarterly, such that the shares will have vested in full on September 30, 2015	$0.001 per share

Andrew Goodman	10,000 shares	25% of the shares vested on January 7, 2013 and an additional 6.25% of the original number of shares vest in twelve equal quarterly installments commencing on April 7, 2013 and continuing in like fashion thereafter until all shares have vested	$0.001 per share

John Aunins	50,000 shares	Shares are fully vested	$0.001 per share

Avak Kahvejian	150,000 shares	16.67% of the shares vested on June 16, 2012 and an additional 16.67% of the original number of shares vest in quarterly installments thereafter until fully vested	$0.001 per share

Geoffrey von Maltzahn	300,000 shares	25% of the shares vested on March 12, 2012 and an additional 6.25% of the original number of shares vest at the end of each three month period such that the shares will have vested in full on March 12, 2015	$0.001 per share

David Berry	700,000 shares	50% of the shares vested on January 28, 2012 and an additional 6.25% of the original number of shares vest in quarterly installments commencing on April 28, 2012 until fully vested	$0.001 per share

Frank Bobe	245,000 shares	n/a

Michael Briskin	6,563 shares	n/a

Matthew Henn	15,000 shares	n/a

Anthony D’Onofrio	3,750 shares	n/a

Toshiro Ohsumi	6,562 shares	n/a

Allison DiGaetano	1,375 shares	n/a

Han Zhang	1,000 shares	n/a

Alexander Belanger	1,500 shares	n/a

Total	6,890,750 shares

(ii) Granted Stock Options.

Optionee	Date of Grant	Type of Grant	Stock Options	Price/ CS Share	Vesting Commencement Date	Date of Exercise	Options Exercised	Options Canceled	Options Outstanding	Vesting Schedule
EMPLOYEES:
Rebecca McNeill	08/22/12	ISO	55,000	$0.10	07/16/12			55,000	0	1
Matthew Henn	08/22/12	ISO	30,000	$0.10	06/01/12	08/12/14	15,000		15,000	1
Mary-Jane McKenzie	08/22/12	ISO	17,500	$0.10	06/14/12				17,500	1
Anthony D’Onofrio	08/22/12	ISO	7,500	$0.10	05/21/12	07/28/14	3,750	3,750	0	1
Kevin Litcofsky	09/27/12	ISO	7,500	$0.10	08/31/12				7,500	1
Tohiro Ohsumi	09/27/12	ISO	15,000	$0.10	09/10/12	07/31/14	6,562		8,438	1
Jonathan Winkler	09/27/12	ISO	7,500	$0.10	09/24/12				7,500	1
Alexander Belanger	05/17/13	ISO	3,000	$0.48	06/26/12	08/15/14	1,500	1,500	0	1
Allison DiGaetano	05/17/13	ISO	2,000	$0.48	10/22/12	09/02/14	1,375		625	1
David Cook	05/17/13	ISO	327,500	$0.48	10/24/12				327,500	1
John Aunins	05/17/13	ISO	200,000	$0.48	12/01/12				200,000	1
Marin Vulic	05/17/13	ISO	7,500	$0.48	03/07/13				7,500	1
Greg McKenzie	11/06/13	ISO	17,500	$0.48	09/19/13				17,500	1
Han (Angela) Zhang	11/06/13	ISO	4,000	$0.48	08/21/13	08/22/14	1,000	3,000	0	1
Christopher McChalicher	11/06/13	ISO	7,500	$0.48	09/09/13				7,500	1
Matthew Henn	08/07/14	ISO	30,000	$0.71	04/30/14				30,000	1
Matthew Henn	08/07/14	ISO	30,000	$0.71	06/18/14				30,000	1
Matthew Henn	08/07/14	NQO	40,000	$0.71					40,000	5
Roger Pomerantz	08/07/14	ISO	321,931	$0.71	06/01/14				321,931	1
Roger Pomerantz	08/07/14	NQO	1,353,820	$0.71	06/01/14				1,353,820	1
Sanabel Almomani	08/21/14	ISO	3,000	$0.71	06/26/14				3,000	1
David Stancyk	08/21/14	ISO	3,000	$0.71	06/30/14				3,000	1
Jose Manuel Otero	08/21/14	ISO	30,000	$0.71	08/04/14				30,000	1
Jose Manuel Otero	08/21/14	NQO	20,000	$0.71					20,000	5
Carol Lewis Cullinan	10/06/14	ISO	20,000	$3.14	09/15/14				20,000	1
Sarah Garant	10/06/14	ISO	7,500	$3.14	09/15/14				7,500	1
Stephanie Woodall	10/06/14	ISO	4,000	$3.14	09/22/14			4,000	0	1
Lisa Geller	10/06/14	ISO	25,000	$3.14	09/29/14				25,000	1
Eric D. Shaff	12/09/14	ISO	262,692	$7.79	11/17/14				262,692	1
James Weston	12/09/14	ISO	50,000	$7.79	12/08/14				50,000	1
Julie Button	12/09/14	ISO	7,500	$7.79	11/17/14				7,500	1

NON EMPLOYEES:
Sherwood Gorbach	08/22/12	NSO	50,000	$0.10	09/01/12				50,000	2
Eric Collard	08/22/12	NSO	36,500	$0.10	08/27/13				36,500	3
Peter Turnbaugh	08/22/12	NSO	30,000	$0.10	06/01/12				30,000	1
Charles L. Cooney	08/22/12	NSO	30,000	$0.10	06/01/12				30,000	1
Ed deLong	08/22/12	NSO	15,000	$0.10	10/31/11				15,000	1
Patrick Cahil	08/22/12	NSO	5,000	$0.10	08/25/12				5,000	1
Georgia Giannoukos	08/22/12	NSO	5,000	$0.10	08/25/12				5,000	1
Mike Cerruti	09/27/12	NSO	6,336	$0.10	09/27/12				6,336	4
Werner Cautreels	05/17/13	NSO	100,000	$0.48	03/01/13				100,000	1
Curtis Huttenhower	05/17/13	NSO	30,000	$0.48	02/26/13				30,000	1
Max Nieuwdorp	05/17/13	NSO	30,000	$0.48	04/08/13				30,000	1
Roger Pomerantz	11/06/13	NSO	220,000	$0.48	09/09/13				220,000	1
Peter Barton Hutt	11/06/13	NSO	50,000	$0.48	05/17/13				50,000	1
Beth Bronstein	08/21/14	NSO	3,500	$0.71	07/21/14			3,500	0	1
Richard Kinder	10/06/14	NSO	75,000	$3.14	10/06/14				75,000	1
Lorence Kim	10/06/14	NSO	75,000	$3.14	10/06/14				75,000	1

Total:			3,678,779				29,187	70,750	3,578,842

Vesting Schedule:

#1)	25% of the total number of shares on the first anniversary of the Vesting Start Date noted in the following table and as to an additional 6.25% of the total number of shares on the last day of each calendar quarter thereafter
#2)	Stock option to vest (subject to continued service with the Corporation) as to 6.25% of the total number of shares on September 1, 2012 and as to an additional 6.25% of the total number of shares on the last day of each calendar quarter thereafter
#3)	Stock option to vest (subject to continued service with the Corporation) as to 25% of the total number of shares on February 27, 2013 and as to an additional 4.167% of the total number of shares on the last day of each month
#4)	Options shall become immediately fully vested on the Grant Date.
#5)	Performance based

(iii) Shares of Common Stock reserved for Future Award Grants under the Stock Plan:

0 shares

(iv) Each series of Preferred Stock.

8,230,997 shares of Series A Preferred Stock:
Flagship Ventures Fund IV, L.P.	6,105,362
Flagship Ventures Fund IV-Rx, L.P.	1,526,338
Flagship Ventures Fund 2007, L.P.	599,297

2,247,192 shares of Series A-2 Preferred Stock:
Flagship Ventures Fund IV, L.P.	898,877
Flagship Ventures Fund IV-Rx, L.P.	224,719
Enso Ventures 2 Limited	1,123,596

4,831,359 shares of Series B Preferred Stock:
Flagship Ventures Fund IV, L.P.	1,818,181
Flagship Ventures Fund IV-Rx, L.P.	454,546
Enso Ventures 2 Limited	681,818
Mayo Clinic	795,454
Alexandria Equities, LLC	909,090
Roger Pomerantz	22,727
Favreau 2008 Trust, dtd 4-10-2008	45,454
John Aunins	34,090
David Cook	45,454
Matthew Henn	24,545

3,946,328 shares of Series C Preferred Stock:
Fidelity Select Portfolios: Biotechnology Portfolio	1,292,035
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund	352,270
Fidelity Growth Company Commingled Pool	107,186
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund	142,139
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund	572,827
Rock Springs Capital Master Fund LP	82,215
BlackRock Health Sciences Trust	20,710
BlackRock Health Sciences Opportunities
Portfolio, a series of BlackRock Funds	301,970
BlackRock Health Sciences Master Unit Trust	6,180
Leerink Holdings LLC	41,107
Leerink Swann Co-Investment Fund, LLC	41,108
T. Rowe Price Health Sciences Fund, Inc.	329,922
TD Mutual Funds - TD Health Sciences Fund	16,282
VALIC Company I - Health Sciences Fund	20,906
T. Rowe Price Health Sciences Portfolio	15,843
John Hancock Variable Insurance Trust - Health Sciences Trust	9,734

John Hancock Funds II - Health Sciences Fund	18,389
Sofinnova Venture Partners IX, L.P.	82,215
RA Capital Healthcare Fund, LP	246,645
OrbiMed Private Investments V, LP	246,645

2,222,222 shares of Series D Preferred Stock:
Nestlé Health Science US Holdings, Inc.	2,222,222

1,388,889 shares of Series D-1 Preferred Stock:
Nestlé Health Science US Holdings, Inc.	1,388,889

(v) Warrants or Stock Purchase Rights.

•	Reference is made to the Assignment, Assumption and Waiver Agreement by and among Essentient, Inc., the Company and Flagship Ventures Fund 2007 and the obligations and liabilities with respect to the convertible promissory notes assigned under the agreement (the “Assignment, Assumption and Waiver Agreement”). Such promissory notes have been fully converted into shares of Series A Preferred Stock.

•	Pursuant to a Research and Option Agreement, dated on or about the date hereof, by and between the Company and Mayo Foundation for Medical Education and Research (the “Mayo Research and Option Agreement”), the Company issued Mayo Foundation for Medical Education and Research a funding warrant to purchase up to an aggregate of 454,545 shares of Common Stock based on the terms and conditions set forth in the Research and Option Agreement. The Company also issued Mayo Foundation for Medical Education and Research an incentive warrant to purchase up to an aggregate of 284,090 shares of Common Stock upon the achievement of certain milestones set forth in such warrant. No shares of Common Stock are issuable pursuant to the terms of such warrant as of the date hereof.

•	Pursuant to a Participation Rights Agreement entered into by and between the Company and Alexandria Equities, LLC (“Alexandria”), an affiliate of the Company’s landlord, Alexandria purchased $250,000 of the shares issued in the Company’s Series B Preferred Stock financing. Alexandria has no further rights to acquire shares of the Company pursuant to the Participation Rights Agreement.

•	Pursuant to that certain offer letter from the Company to John Aunins, dated as of October 18, 2012 (the “Aunins Offer Letter”), Mr. Aunins invested $50,000 in the Company’s Series B Preferred Stock financing. Mr. Aunins has no further rights to participate in the Company’s future equity financings pursuant to the Aunins Offer Letter.

•	Pursuant to a Loan and Security Agreement entered into by and between the Company and Comerica Bank in September 2013 (the “Comerica Loan Agreement”), the Company issued Comerica Bank a Warrant to purchase up to 92,127 shares of Series A-2 Preferred Stock at a purchase price of $1.78 per share.

Schedule 2.2(d)

Acceleration

Reference is made to that certain offer letter from the Company to David Cook, dated as of October 4, 2012 (the “Cook Offer Letter”).

Reference is made to that certain offer letter from the Company to Roger Pomerantz, dated as of April 23, 2014 (the “Pomerantz Offer Letter”).

Reference is made to that certain offer letter from the Company to Eric Shaff, dated as of October 28, 2014 (the “Shaff Offer Letter”).

Reference is made to the Aunins Offer Letter.

Schedule 2.3

Subsidiaries

The Company is in the process of incorporating a Massachusetts securities corporation, which will be a wholly owned subsidiary of the Company.

Schedule 2.8

Company Intellectual Property

(a)(i)

Patents/Applications

SERES HEALTH REF.	Country	Application Number/Patent Number	FILING DATE	TITLE

SER0001PR1*	US	61442586	14-Feb-11	Compositions and Methods of Treatment of Gastro-Intestinal Disorders Using Microbial Ecosystems

SER0001PR2*	US	61606192	2-Mar-12	Compositions and Methods of Treatment of Gastro-Intestinal Disorders Using Microbial Ecosystems

SER0002PR1*	US	61606203	2-Mar-12	Compositions and Methods of Treatment of Gastro-Intestinal Disorders Using Extracted Microbial Communities

SER0003/0004PR1*	US	61606221	2-Mar-12	Compositions and Methods of Treatment of Gastro-Intestinal Disorders Using Microbial Ecosystems

SER0005PR1*	US	61606224	2-Mar-12	Microbial Ecosystems Compositions and Methods for the Treatment of Diseases and Disorders

SER0006PR1@	US	61729518	23-Nov-12	Novel Combinations of Microbes

SER0006PR2@	US	61729519	23-Nov-12	Novel Combinations of Microbes

SER0006PR3@	US	61729520	23-Nov-12	Novel Combinations of Microbes

SER0006PR4@	US	61729521	23-Nov-12	Novel Combinations of Microbes

SER0006PR5@	US	61729522	23-Nov-12	Novel Combinations of Microbes

SER0006PR6@	US	61729524	23-Nov-12	Novel Combinations of Microbes

SER0006PR7@	US	61729515	23-Nov-12	Novel Combinations of Microbes

SER0006PR8@	US	61729517	23-Nov-12	Novel Combinations of Microbes

SER0006PR9@	US	61729525	23-Nov-12	Novel Combinations of Microbes

SER0006PR10@	US	61729526	23-Nov-12	Novel Combinations of Microbes

SER0006PR11@	US	61729527	23-Nov-12	Novel Combinations of Microbes

SER0006WO1	PCT	PCTUS2013071758	25-Nov-13	Synergistic Bacterial Compositions and Methods of Production and Use Thereof

SER0006US1 [i]	US	14091201/8906668	26-Nov-13	Synergistic Bacterial Compositions and Methods of Production and Use Thereof

SER0006US2^	US	14221190	20-Mar-14	Synergistic Bacterial Compositions and Methods of Production and Use Thereof

SER0007PR1@	US	61760584	4-Feb-13	Method of Populating a Gastrointestinal Tract

SER0007WO1	PCT	PCTUS2014014738	4-Feb-14	Method of Populating a Gastrointestinal Tract

SER0008PR1@	US	61760585	4-Feb-13	Compositions and Methods

SER0008WO1	PCT	PCTUS2014014747	4-Feb-14	Compositions and Methods

SER0009PR1@	US	61781854	14-Mar-13	Methods for Pathogen Detection and Enrichment from Materials and Compositions

SER0009WO1	PCT	PCTUS2014029539	14-Mar-14	Methods for Pathogen Detection and Enrichment from Materials and Compositions

SER0010PR1@	US	61760574	4-Feb-13	Compositions and Methods for Inhibition of Pathogenic Bacterial Growth

SER0010WO1	PCT	PCTUS2014014744	4-Feb-14	Compositions and Methods for Inhibition of Pathogenic Bacterial Growth

SER0011PR1@	US	61760606	4-Feb-13	Compositions and Methods

SER0011PR2@	US	61926918	13-Jan-14	Compositions and Methods

SER0011WO1	PCT	PCTUS2014014745	4-Feb-14	Compositions and Methods

SER0011US1^	US	14197044	4-Mar-14	Compositions and Methods

SER011US2	US	14313828	24-Jun-14	Compositions and Methods

SER0012PR2@	US	61798666	15-Mar-13	Network-Based Microbial Compositions and Methods

SER0012WO1	PCT	PCTUS2014030817	17-Mar-14	Network-Based Microbial Compositions and Methods

SER0012PR3	US	61954532	17-Mar-14	Network-Based Microbial Compositions and Methods

SER0013PR2@	US	61798606	15-Mar-13	Microbial Compositions and Methods

SER0014PR1*	US	61856371	19-Jul-13	Microbial Compositions and Methods

SER0014PR2	US	62026674	20-Jul-14	Microbial Compositions and Methods

SER0015PR1@	US	61908698	25-Nov-13	Synergistic Bacterial Compositions and Methods of Production and Use Thereof

SER0016PR1*	US	61908675	25-Nov-13	Bacterial Compositions and Methods of Production and Use Thereof

SER0017PR1@	US	61908702	25-Nov-13	Defined Bacterial Compositions and Methods of Production and Use Thereof

SER0018PR1*	US	61908696	25-Nov-13	Bacterial Compositions and Methods of Use Thereof for Treatment of Autism

SER0019PR1@	US	61916761	16-Dec-13	Bacterial Compositions and Methods of Use Thereof for Treatment of Immune System Disorders

SER0019WO1	PCT		16-Dec-14	Bacterial Compositions and Methods of Use Thereof for Treatment of Immune System Disorders

SER0023PR1	US	61926920	13-Jan-14	Infectious Disease

SER0024PR1@	US	62004187	28-May-14	Synergistic Bacterial Compositions and Methods of Production and Use Thereof

SER0024WO1	PCT		25-Nov-14	Synergistic Bacterial Compositions and Methods of Production and Use Thereof

SER0026PR1	US	62047306	8-Sept-14	Infectious Disease

*	Abandoned
@	Converted
^	Allowed
[i]	Issued Patent

Trademarks (Live)

Mark	Appl. No	Appl. Date	Reg No	Reg Date	Country	Class(es)
ECOSPOR	86435951	27-Oct-14			United States	5
ECOSPOR	86469811	3-DEC-14			United States	5 and 42
SERES HEALTH	85/755,193	16-Oct-12			United States	5, 32, 42, and 44
SERES	85/651,848	14-Jun-12			United States	5 and 42
SERES LOGO (sphere comprising shapes resembling shaded figure eights)	85/661,601	26-Jun-12			United States	5 and 42
SERES LOGO (sphere comprising shapes resembling shaded figure eights)	85/981,154	26-Jun-12	4,508,229	1-Apr-2014	United States	5

ECOBIOTIC	85/674,109	11-Jul-12			United States	5 and 42
ECOBIOTIC	85/980,662	11-Jul-12	4,464,145	7-Jan-14	United States	5
ECOBIOTIC	011442456	20-Dec-12	011442456	20-May-13	Community Trademark (European Union)	5 and 42
MICROBIOME THERAPEUTICS	86/033,983	9-Aug-13			United States	5
MICROBIOME THERAPEUTICS	86/975,001	9-Aug-13			United States	5
LIFE SAVING MICROBIOME TECHNOLOGIES	86/469,813	3-Dec-14			United States	5
SERES THERAPEUTICS	86/481,483	16-DEC-14			United States	5

(a)(ii) - Product Candidates

SER-109

(b)

The following current Key Employees have excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement:

•	Toshiro Ohsumi:

MolBioLib (sourceforge.net/projects/molbiolib)

•	Matthew Henn:

Algorithms: V-Phaser, V-Profiler, RC454, AV454, VICUNA, ViralView (a.k.a. Viral Vizualizer & V-Visualizer), V-Haplotype

•	David Cook:

US Patents: 6514987, 6143490, 7691393, 6270952, 7695725, 6410219, 7833775, 6709810, 7842289, 7927606, 5559250, 5691132, 7293985, 6177441

None of the excluded works or inventions of a proprietary nature listed above is expected to be used or useful or requires a license in the Company’s business as the same is conducted or currently planned to be conducted.

(d) - Complaints, Claims, Notices or Threats of Infringement

None.

(e) - Domain Names

seresbiosciences.com

sereshealth.com

serestherapeutics.com

serestx.com

seresdx.com

seresbio.com

eco-spor.com

ecospor.net

ecospor.info

ecospor.org

ecospor.com

seres-therapeutics.com

serestheraputics.com

serestherapuetics.com

serestherapeutic.com

(f) - Company Intellectual Property Owned by a Third Party

None.

Schedule 2.10

Agreements; Actions

Reference is made to the Assignment, Assumption and Waiver Agreement.

Agreement by and between the Company and Transpharm (the “Transpharm Agreement”).

The Company paid Flagship Ventures $157,000 in 2013 for its services, and it anticipates that it will pay Flagship approximately $277,307 in 2014.

Reference is made to the Lease Agreement dated June 29, 2012 between the Company and ARE-MA REGION NO.21, LLC, as amended.

Agreement by and between the Company and Olympus

Agreement by and between the Company and Northeastern University

Agreement by and between the Company and The General Hospital Corporation D/B/A Massachusetts General Hospital

Agreement by and between the Company and Mayo Clinic

Agreement by and between the Company and Emory

Agreement by and between the Company and Lifespan

Agreement by and between the Company and Metanome

Agreement by and between the Company and University of North Texas Science Center

Agreement by and between the Company and Danforth Advisors LLC

Agreement by and between the Company and The Miriam Hospital

Agreement by and between the Company and Halloran Consulting

Agreement by and between the Company and Assuerus Strategic Consulting

Agreement by and between the Company and Diane Marsolini Clinical Research Consultant

Agreement by and between the Company and Korn Ferry International

Agreement by and between the Company and Kesic Cervino

Agreement by and between the Company and The Frankel Group

Mayo Research and Option Agreement

Letter Agreement by and between the Company and INC Research, LLC

Agreement by and between the Company and Genlbet Biopharmaceuticals S.A.

Agreement by and between the Company and BioReliance Corporation

Agreement by and between the Company and Clinical Consortium, Inc.

Agreement by and between the Company and Omega Pharm Services

Agreement by and between the Company and Integrium, LLC, as amended

Schedule 2.12

Rights of Registration and Voting Rights

Reference is made to the Stock Purchase Agreement dated December 19, 2014, by and between Flagship VentureLabs IV LLC and Nestlé Health Science US Holdings, Inc.

Schedule 2.13

Property

Pursuant to the Comerica Loan Agreement, Comerica Bank has a first priority security interest on all assets of the Company, including but not limited to all present and future accounts, accounts receivable and the rights to payment thereof, inventory, contract rights, chattel paper, unencumbered equipment, general intangibles (excluding intellectual property), and the rights to proceeds from the sale of intellectual property. Comerica Bank and the Company also agreed to a negative pledge with respect to the Company’s intellectual property and further agreed that the Company would not pledge or provide a negative pledge to any third party with respect to its intellectual property during the term of the Comerica credit facility.

Schedule 2.15

Changes

(f)

The following officers of the Company have the target annual cash bonus amounts (expressed as a percentage of the officer’s annual base salary) set forth opposite the officer’s name in respect of performance during the Company’s year ended December 31, 2014:

Name	Target Bonus (%)
David Cook	30%
John Aunins	25%
Matthew Henn	25%

Effective December 15, 2014, the annual base salary of Matthew Henn was increased to $185,000.

Schedule 2.16(a)

Employee Matters

(a)

The Company currently employs 24 full time employees, two part-time employees and engages 17 outside consultants or independent contractors.

Name	Salary	Bonus	Severance Obligation	Deferred Compensation
Roger Pomerantz	$425,000	Targeted at 50% of annual salary

Six months compensation if within six months of a Sales Event (i) terminated without Cause or (ii) resigns for Good Reason and complies with a separation agreement. (Capitalized terms are defined within the Pomerantz Offer Letter.)

				None
Eric Shaff	$300,000	Targeted at 30% of annual salary

Six months compensation if within six months of a Sales Event (i) terminated without Cause or (ii) resigns for Good Reason and complies with a separation agreement. (Capitalized terms are defined within the Shaff Offer Letter.)

				None
John Aunins	$260,000	Targeted at 25% of annual salary

Three months compensation if (i) terminated without Cause or (ii)(a) terminated without Cause or (b) terminates for Good Reason, in case of (ii)(a) (Capitalized terms are defined within the Aunins Offer Letter.)

				None
David Cook	$300,000	Targeted at 30% of annual salary

Four months compensation if (i) terminated without Cause or (ii)(a) terminated without Cause or (b) terminates for Good Reason, in case of (ii)(a) (Capitalized terms are defined within the Cook Offer Letter.)

				None
Carol Lewis-Cullinan	$225,000	$10,000 signing bonus and performance bonuses upon the achievement of certain milestones	None	None

Lisa N. Geller	$220,000	None	None	None
Jose Manual Otero	$185,000	$30,000 signing bonus	None	None
Matthew Henn	$185,000	Targeted at 25% of annual salary	None	None
Mary Jane Lombardo	$115,000	None	None	None
Toshiro Ohsumi	$100,000	None	None	None
Transpharm	$1,260,437	None	None	None
Danforth Advisors LLC	$200,840	None	None	None
Diane Marsolini	$107,026	None	None	None
Gregory McKenzie	$120,000	None	None	None
Sarah M. Garant	$100,000	None	None	None
Christopher McChalicher	$100,000	None	None	None
Assuerus Strategic Consulting	$134,680	None	None	None
Stratacuity	$100,000	None	None	None

The Company paid Flagship Ventures $157,000 in 2013 for its services, and it anticipates that it will pay Flagship approximately $277,307 in 2014.

(d)

Reference is made to the Aunins Offer Letter, the Cook Offer Letter, the Pomerantz Offer Letter and the Shaff Offer.

(g)

The Company provides benefits to its employees under the benefits plan of Flagship Ventures Management, Inc., which is controlled by Flagship Ventures.

In addition, the Company sponsors a 401(k) plan where employees are able to defer their salary to the IRS set limits. No Company match is provided.

Schedule 2.17

Tax Returns and Payments

In 2013, certain miscellaneous employee reimbursements related to commuting expenses incurred by John Aunins may have be improperly reported for federal and state income tax purposes. The total amount of reimbursements at issue is less than $10,000.

Schedule 2.19

Employee Agreements

See Schedule 2.8(b).

Schedule 2.21

Clinical Trials

The Company is currently conducting a single arm study entitled “Modified Fecal Microbiota Transplant” which is testing the oral delivery of the company’s lead Ecobiotic® microbial therapeutic, SER-109 for the prevention of Clostridium difficile recurrence in multiply recurrent patients.

The Company filed its investigational new drug application, or IND, with the Federal Drug Administration on December 10, 2014 to initiate its Phase 3 clinical trial for SER-109.

EXHIBIT C

FORM OF INVESTORS’ RIGHTS AGREEMENT

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 19th day of December, 2014, by and among Seres Health, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) possess registration rights, information rights, rights of first offer, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of November 24, 2014, between the Company and such Investors (as amended, the “Prior Agreement”);

WHEREAS, the Existing Investors desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, one of the Investors is a party to that certain Series D Preferred Stock Purchase Agreement of even date herewith between the Company and such Investor (the “Purchase Agreement”), under which certain of the Company’s and such Investor’s obligations are conditioned upon the execution and delivery of this Agreement by the parties hereto;

NOW, THEREFORE, the Company and the Existing Investors hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3 “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged

1

violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “GAAP” means generally accepted accounting principles in the United States.

1.10 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.14 “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

2

1.15 “Major Investor” means (i) any Investor that, individually or together with such Investor’s Affiliates, holds at least 281,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and (ii) any Investor that, individually or together with such Investor’s Affiliates, holds at least 164,430 shares of Series C Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.16 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.17 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.18 “Preferred Director” means the director of the Company that the holders of record of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation.

1.19 “Preferred Stock” means shares of Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) the Common Stock held by Flagship VentureLabs IV LLC as of the date of the Prior Agreement (including without limitation and for the avoidance of doubt the Common Stock acquired by Nestlé Health Science US Holdings, Inc. (“Nestlé”) pursuant to the Stock Purchase Agreement dated as of December 19, 2014, by and between Flagship VentureLabs IV LLC and Nestlé (the “Common Stock Purchase Agreement”); (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) and (ii) above; and (iv) the Common Stock issued or issuable to Comerica Ventures Incorporated, its successors and assigns, upon conversion of shares of any securities of the Company (including without limitation Series A-2 Preferred Stock) issuable upon exercise of the warrant issued by the Company to Comerica Bank pursuant to that certain Loan and Security Agreement, dated as of September 9, 2013, between the Company and Comerica Bank, as may be amended and/or restated from time to time; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

3

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.23 “SEC” means the Securities and Exchange Commission.

1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.29 “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.001 per share.

1.30 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.31 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

1.32 “Series C Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement, dated as of November 24, 2014, by and among the Company and the purchasers named therein.

1.33 “Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.001 per share.

1.34 “Series D-1 Preferred Stock” means shares of the Company’s Series D-1 Preferred Stock, par value $0.001 per share.

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2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement for which the anticipated aggregate offering price would exceed $10,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once

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in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration or the IPO), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by a majority in interest of the Initiating Holders, subject only to the reasonable approval of the Company. In such event, the right of any Holder to include such

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Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for

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the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and

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disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisors for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its

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officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may

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be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

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(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S 3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11 “Market Stand off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement for such IPO, and shall be applicable to the Holders only if all officers and directors of the Company and holders of at least one percent (1%) of the outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding shares of Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

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2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred in violation of this Agreement, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of Registrable Securities pursuant to an effective registration statement under the Securities Act or, following the IPO, SEC Rule 144 to be bound by the terms of this Subsection 2.12 if the transferred securities do not remain Registrable Securities hereunder following such transfer.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no

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action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, with respect to transfers following the IPO under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement under the Securities Act, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) such time after the IPO as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth (5th) anniversary of the IPO.

3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor and each Investor owning shares of Series C Preferred Stock purchased from the Company pursuant to the Series C Purchase Agreement, provided that the Board of Directors has not reasonably determined that such Major Investor or Investor, as the case may be, is a competitor of the Company:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants selected by the Company and approved by the Board of Directors, including the Preferred Director;

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(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit any Major Investor to calculate its percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct; and

(d) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or a trade secret or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

Notwithstanding anything else in this Subsection 3.1 to the contrary, (x) the Company shall not be obligated to provide any information under Subsection 3.1(d) to the Major Investor that purchased Series D Preferred Stock from the Company pursuant to the Purchase Agreement, or any of its permitted transferees, and (y) the Company shall not be obligated to provide any information under Subsection 3.1 to the Major Investor that purchased Series D Preferred Stock

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from the Company pursuant to the Purchase Agreement, or any of its permitted transferees, unless such Major Investor continues to own shares representing at least fifty percent (50%) of the combined aggregate voting power of (1) the shares of Series D Preferred Stock and Series D-1 Preferred Stock purchased by such Major Investor pursuant to the Purchase Agreement and (2) the shares of Common Stock purchased by such Major Investor pursuant to the Stock Purchase Agreement, dated as of December 19, 2014, by and between the Flagship VentureLabs IV LLC and such Major Investor.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or a trade secret or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, unless the consideration received by the Investors is in the form of securities that are privately held, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by any Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to any Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information: (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the

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New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); or (ii) shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable efforts to (i) maintain Directors and Officers liability insurance and (ii) upon the request of the Board of Directors or the holders of a majority of the Registrable Securities then outstanding, term “key person” insurance on the Chief Executive Officer of the Company, in each case from financially sound and reputable insurers and in an amount and on terms and conditions satisfactory to the Board of Directors. The Company will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The “key person” policy shall name the Company as loss payee and neither policy shall be cancelable by the Company without prior approval by the Board of Directors, including the Preferred Director.

5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, each in a form acceptable to the Investors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Preferred Director.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, including the approval of the Preferred Director, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal quarterly installments over the following thirty-six (36) months, and (ii) a market stand-off provision

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substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, including the Preferred Director, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Preferred Stock issued pursuant to the Series C Purchase Agreement, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the United States Internal Revenue Code of 1986 (as amended, the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.5 Matters Requiring Investor Director Approval. So long as the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to elect a Preferred Director, the Company hereby covenants and agrees with the Investors holding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock that it shall not, nor shall it permit any subsidiary to, without approval of the Board of Directors, which approval must include the affirmative vote of the Preferred Director:

(a) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors, including the Preferred Director;

(c) guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

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(e) incur any aggregate indebtedness in excess of $250,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement and the Purchase Agreement; transactions resulting in payments to or by the Company in an aggregate amount less than $100,000 per year; or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(g) hire, terminate, or change the compensation of the executive officers, including approving any option grants or stock awards to executive officers;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j) increase the shares of Common Stock reserved for issuance under the Company’s 2012 Stock Incentive Plan or adopt any other equity incentive plan; or

(k) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $250,000.

5.6 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule, unless agreed by a majority of the Board of Directors, including the Preferred Director. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any Board committee. Each committee of the Board shall include the Preferred Director.

5.7 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

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5.8 Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Notwithstanding anything to the contrary in this Subsection 6.1, Comerica Ventures, and its successors and assigns, may transfer and assign its rights under the Agreement (together with all related obligations): (a) to any transferee irrespective of the minimum share requirement set forth in clause (iii) of this Subsection 6.1; and (b) to any of its Affiliates, partners or stockholders without compliance with the notice and delivery requirements set forth in clauses (x) and (y) in the proviso at the end of the first sentence of this Subsection 6.1 of the Agreement (but only to the extent such transferee remains bound by the restrictions and obligations of the transferor under the Agreement).

6.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

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6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company at 161 First Street, Suite 2C, Cambridge, MA 02142, Attention: Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be given to Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston, MA 02116, Attention Peter N. Handrinos, Esq.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this

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Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto; provided, however, that no such amendment shall be binding on Nestlé or any of its Affiliates if such amendment (1) is not entered into or approved in writing by Nestlé or such Affiliate (provided that, for the avoidance of doubt, any such entry into or approval in writing that occurs through the exercise of any right or the enforcement of any obligation arising under Section 4 of the Common Stock Purchase Agreement shall not be deemed for any purpose to constitute an entry into or an approval in writing by Nestlé or such Affiliate for this purpose) and (2)(i) imposes an obligation on Nestlé or such Affiliate that is unrelated to (x) the subject matter of this Agreement or the Purchase Agreement, or the transactions contemplated hereby or thereby, (y) Nestlé’s investment in the Company or (z) Nestlé’s ownership of securities of the Company or (ii) imposes any restriction on the conduct by Nestlé or any of its Affiliates of its business. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.11 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.13 Acknowledgment. The Company acknowledges that each Investor is in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict any Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

6.14 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity Management & Research Company is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

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6.15 Series D-1 Preferred Stock. For all purposes of this Agreement, all outstanding shares of Series D-1 Preferred Stock shall be deemed to have been converted into Series D Preferred Stock and each reference herein to “Preferred Stock” shall be deemed to refer to and include to such shares.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

SERES HEALTH, INC.

By:
Name:	Roger J. Pomerantz, M.D.
Title:	President and Chief Executive Officer

INVESTORS:

NESTLÉ HEALTH SCIENCE US HOLDINGS, INC.

By:
Name:
Title:

INVESTORS:

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:
Name:
Title:

INVESTORS:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:
Name:
Title:

INVESTORS:

FIDELITY GROWTH COMPANY COMMINGLED POOL

By:
Name:
Title:

INVESTORS:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:
Name:
Title:

INVESTORS:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:
Name:
Title:

INVESTORS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By: Rock Springs GP LLC
Its: General Partner

By:
Name:
Title:

INVESTORS:

BLACKROCK HEALTH SCIENCES TRUST

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:
Name:
Title:

INVESTORS:

BLACKROCK HEALTH SCIENCES OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:
Name:
Title:

INVESTORS:

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By: BlackRock Capital Management, Inc.
Its: Investment Adviser

By:
Name:
Title:

INVESTORS:

LEERINK HOLDINGS LLC

By:
Name:
Title:	Authorized Person

INVESTORS:

LEERINK SWANN CO-INVESTMENT FUND, LLC

By:
Name:
Title:	Manager

INVESTORS:

SOFINNOVA VENTURE PARTNERS IX, L.P.

By:	Sofinnova Management IX, L.L.C. its General Partner

By:
Name:	Srinivas Akkaraju
Title:	Managing Member

INVESTORS:

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds – TD Health Sciences Fund
Valic Company I – Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
John Hancock Variable Insurance Trust – Health Sciences Trust
John Hancock Funds II – Health Sciences Fund,
Each fund, severally and not jointly

By:	T. ROWE PRICE ASSOCIATES, INC.,
Investment Adviser or Subadviser

By:
Name:
Title:

INVESTORS:

RA CAPITAL HEALTHCARE FUND, LP

By:
Name:	Peter Kolchinsky
Title:	Manager

INVESTORS:

ORBIMED PRIVATE INVESTMENTS V, LP

By: OrbiMed Capital GP V LLC, its General Partner

By: OrbiMed Advisors LLC, is Managing Member

By:
Name:
Title:

INVESTORS:

FLAGSHIP VENTURES FUND IV, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:
Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:
Manager

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures Fund 2007 General Partner LLC

By:
Manager

FLAGSHIP VENTURELABS IV LLC

By: FLAGSHIP VENTURES FUND IV, L.P. its Authorized Member

By: FLAGSHIP VENTURES FUND IV GENERAL PARTNER LLC its General Partner

By:
Name: Title:

INVESTORS:

ENSO VENTURES 2 LIMITED BY INTERLOCK DIRECTOR LTD., DIRECTOR

AUTHORIZED SIGNATORY

AUTHORIZED SIGNATORY

INVESTORS:

MAYO CLINIC

By:
Name:
Title:

INVESTORS:

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:
Name:
Title:

INVESTORS:

Roger J. Pomerantz, M.D.

INVESTORS:

FAVREAU 2008 TRUST, DTD 4-10-2008

By:
	Name:	Jon Favreau
	Title:	Trustee

By:
	Name:	Joya Favreau
	Title:	Trustee

INVESTORS:

John Aunins

INVESTORS:

David Cook

INVESTORS:

Matthew Henn

SCHEDULE A

INVESTORS

Name and Address

Nestlé Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

Attention: Andrew Glass, Esq.

Email: andrew.glass@us.nestle.com

F: (480) 379-5510

With a copy (which shall not constitute notice) to:

Nestlé Health Science S.A.

Avenue Nestlé, 55

1800 Vevey

Switzerland

Attention: Claudio Kuoni, Esq.

Email: Claudio.Kuoni@nestle.com

F: 41.21.924.2875

OrbiMed Private Investments V, LP c/o OrbiMed Advisors LLC Attention: Evan Sotiriou 601 Lexington Ave. 54th Floor New York, NY 10022

Fidelity Select Portfolios: Biotechnology Portfolio

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

F: (617) 772-2418

Leerink Swann Co-Investment Fund, LLC 1 Federal Street Boston, MA 02110 Attention: General Counsel F: (646) 499-7130

Fidelity Advisor Series VII: Fidelity Advisor

Biotechnology Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII:

Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

F: (617) 988-9110

Leerink Holdings LLC 1 Federal Street Boston, MA 02110 Attention: General Counsel F: (646) 499-7130

Fidelity Growth Company Commingled Pool

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

F: (617) 772-2418

T. Rowe Price Health Sciences Fund, Inc.

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

Fidelity Mt. Vernon Street Trust: Fidelity Series

Growth Company Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: WAVELENGTH + CO Fidelity Mt. Vernon

Street Trust: Fidelity Series Growth Company Fund

Email: SSBCORPACTIONS@StateStreet.com

F: (617) 988-9110

VALIC Company I - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Ball & Co

C/o Citibank N.A/Custody

IC&D Lock Box

P.O Box 7247-7057

Philadelphia, P.A 19170-7057

Account #: 206681

Email: fidelity.tpacd@citi.com

F: 813-604-1415

TD Mutual Funds - TD Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

BlackRock Health Sciences Master Unit Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com,

chian.jiang@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

T. Rowe Price Health Sciences Portfolio

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

BlackRock Health Sciences Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com,

chian.jiang@blackrock.com

John Hancock Variable Insurance Trust - Health Sciences Trust

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc. Office of the General Counsel 40 East 52nd Street New York, NY 10022 Attn: David Maryles and Vincent Taurassi Email: legaltransactions@blackrock.com

BlackRock Health Sciences Master Unit Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com,

chian.jiang@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

John Hancock Funds II - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

Sofinnova Venture Partners IX, L.P. c/o Sofinnova Ventures, Inc. Attention: Hooman Shahlavi 3000 Sand Hill Road, Bldg 4, Suite 250 Menlo Park, CA 94025	RA Capital Healthcare Fund, LP c/o RA Capital Management, LLC, Attention: Amanda Daniels 20 Park Plaza, Suite 1200 Boston, MA 02116 F: (617) 778-2510

Flagship Ventures Fund IV, L.P. c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	Rock Springs Capital Master Fund LP Attention: Evans Apeadu 650 South Exeter Street, Suite 1070 Baltimore, MD 21202 Email: evans@rockspringscapital.com

Flagship Ventures Fund IV-Rx, L.P. c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	Roger J. Pomerantz, M.D. XXXXXXXXXXXXXX XXXXXXXXXXXXXX

Flagship Ventures Fund 2007, L.P. c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	Favreau 2008 Trust, dtd 4-10-2008 9200 W. Sunset Blvd. PH22 Los Angeles, CA 90069 F: (310) 858-3947

Flagship VentureLabs IV LLC c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	David Cook XXXXXXXXXXXXXX XXXXXXXXXXXXXX F: (617) 945-0268

Enso Ventures 2 Limited Suite C1 Hirzel Court Hirzel Street St Peter Port Guernsey Channel Islands GY1 2NH F: +44 (0) 1481 755859	Matthew Henn XXXXXXXXXXXXXX XXXXXXXXXXXXXX F: (617) 945-0268

Mayo Clinic 200 First Street SW Rochester, MN 55905 F: (507) 538-7802	John Aunins XXXXXXXXXXXXXX XXXXXXXXXXXXXX F: (617) 945-0268

Alexandria Equities, LLC 385 E. Colorado Blvd. Suite 299 Pasadena, CA 91101 F: (626) 578-0770

For purposes of Section 2.1(b), Section 2.2 through Section 2.12, and Section 6 only: Comerica Ventures Incorporated 1717 Main St. 5th Floor, MC 6406 Dallas, TX 75201

EXHIBIT D

FORM OF VOTING AGREEMENT

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT is made and entered into as of this 19th day of December, 2014, by and among Seres Health, Inc., a Delaware corporation (the “Company”), each holder of the Company’s Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), Series A-2 Preferred Stock, $0.001 par value per share (“Series A-2 Preferred Stock”), Series B Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), Series C Preferred Stock, $0.001 par value per share (“Series C Preferred Stock”), Series D Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), and Series D-1 Preferred Stock, $0.001 par value per share (“Series D-1 Preferred Stock” and, together with the Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Subsections 7.1(a) or 7.2 below, the “Investors”) and those certain stockholders of the Company and holders of options to acquire shares of the capital stock of the Company listed on Schedule B (together with any subsequent stockholders or option holders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsections 7.1(b) or 7.2 below, the “Key Holders”, and, together collectively with the Investors, the “Stockholders”).

RECITALS

A. Concurrently with the execution of this Agreement, the Company and one of the Investors are entering into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the sale of shares of Series D Preferred Stock and Series D-1 Preferred Stock. Certain of the Investors (the “Existing Investors”) and the Key Holders are parties to the Amended and Restated Voting Agreement dated November 24, 2014, by and among the Company and the parties thereto (the “Prior Agreement”). The parties to the Prior Agreement desire to amend and restate that agreement to provide the Investors with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B. The Amended and Restated Certificate of Incorporation of the Company (as may be amended and/or modified from time to time after the date hereof, the “Restated Certificate”) provides that (a) the holders of record of the shares of the Company’s Series A Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (together, the “ABC Preferred Stock”), exclusively and as a separate class, shall be entitled to elect one (1) director of the Company; (b) the holders of record of the shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), exclusively and as a separate class, shall be entitled to elect one (1) director of the Company; and (c) the holders of record of the shares of the Common Stock and of any other class or series of voting stock (including, without limitation, Series A Preferred Stock, Series A-2 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) other than the Series D-1 Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company.

C. The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the Company’s capital stock held by them will be voted on, or tendered in connection with, an acquisition of the Company.

NOW, THEREFORE, the Company, the Key Holders and the Existing Investors each hereby agree to amend and restate the Prior Agreement in its entirety as set forth herein, and all of the parties hereto further agree as follows:

1. Voting Provisions Regarding Board of Directors.

1.1 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at eight (8) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following individuals shall be elected to the Board:

(a) One individual designated by Flagship Ventures Fund IV, L.P., Flagship Ventures Fund IV-Rx, L.P. and Flagship Ventures Fund 2007, L.P. (collectively, “Flagship”) who shall be the director elected by the holders of record of the shares of ABC Preferred Stock, exclusively and as a separate class, pursuant to Article Fourth, Part B, Section 3.2 of the Restated Certificate and known as the “Preferred Stock Director” thereunder, who shall initially be Noubar B. Afeyan, for so long as Flagship and its Affiliates (as defined below) continue to own beneficially an aggregate of at least twenty-five percent (25%) of the shares of Series B Preferred Stock purchased by them pursuant to the Series B Preferred Stock Purchase Agreement, dated as of May 23, 2014, by and among the Company and the parties listed on Exhibit A thereto;

(b) One individual designated by Flagship VentureLabs IV LLC (“VentureLabs”), who shall be the director elected by the holders of record of the shares of Common Stock, exclusively and as a separate class, pursuant to Article Fourth, Part B, Section 3.2 of the Restated Certificate, who shall initially be David A. Berry, for so long as VentureLabs and its Affiliates continue to own beneficially an aggregate of at least 1,250,000 shares of Common Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like);

(c) (i) One individual designated by Nestlé Health Science US Holdings, Inc. (“Nestlé”) and who is acceptable to the Board, such approval not to be unreasonably withheld, who shall initially be Greg Behar, for so long as Nestlé and its Affiliates continue to own beneficially an aggregate of at least ninety percent (90%) of the shares of Series D Preferred Stock and Series D-1 Preferred Stock (or Series D Preferred Stock issued upon conversion thereof) purchased by Nestlé pursuant to the Purchase Agreement, and (ii) the Company shall ensure that such individual is, in the event of the Company’s first underwritten public offering of its Common Stock under the Securities Act of 1933 (as amended, the “Securities Act”), designated by the Company to serve in the class of directors with terms that expire at the third annual meeting of stockholders held after such offering;

(d) The Company’s Chief Executive Officer, who shall initially be Roger J. Pomerantz (the “CEO Director”), provided that if for any reason the CEO Director shall, after his or her initial election to the Board in his or her capacity as the CEO Director, cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the Board and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(e) Four individuals not otherwise Affiliates of the Company or of the Investors and who are not employees of the Company and who are designated by the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of the voting power of the outstanding shares of ABC Preferred Stock, who shall initially be Werner Cautreels, Peter Barton Hutt, Richard N. Kender and Lorence H. Kim.

To the extent that any of clauses (a) through (e) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

1.3 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Subsections 1.2 or 1.3 of this Agreement may be removed from office other than for cause unless (i) such removal is directed or approved by the affirmative vote of the Person entitled under Subsection 1.2 to designate that director or (ii) the Person(s) originally entitled to designate or approve such director or occupy such Board seat pursuant to Subsection 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat;

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Subsections 1.2 or 1.3 shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any party entitled to designate a director as provided in Subsection 1.2(a), Subsection 1.2(b) or Subsection 1.2(c) to remove such director, such director shall be removed.

All Stockholders agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

1.5 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, other than Affiliates of stockholders of the Company, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a “Deemed Liquidation Event” as defined in the Restated Certificate (a “Deemed Liquidation Event”).

3.2 Actions to be Taken. In the event that (i) the holders of shares of Preferred Stock representing a majority of the voting power of the outstanding shares of Preferred Stock (the “Selling Investors”) and (ii) the Board (collectively, the “Electing Holders”) approve a Sale of the Company in writing, specifying that this Section 3 shall apply to such transaction, then each Stockholder hereby agrees:

(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Subsection 3.3 below, on the same terms and conditions as the Selling Investors;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

3.3 Exceptions. Notwithstanding the foregoing, a Stockholder will not be required to comply with Subsection 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including but not limited to representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(b) the Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) the liability for indemnification, if any, of such Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders), and, subject to the provisions of the Restated Certificate related to the allocation of the escrow, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale (in accordance with the provisions of the Restated Certificate);

(d) upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of shares of ABC Preferred Stock representing at least sixty percent (60%) of voting power of the ABC Preferred Stock elect to receive a lesser amount by written notice given to the Company at least ten (10) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Certificate of Incorporation in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing, if the consideration to be paid in exchange for the Key Holder Shares or Investor Shares, as applicable, pursuant to this Subsection 3.3(d) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Key Holder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Key Holder Shares or Investor Shares, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Key Holder Shares or Investor Shares, as applicable; and

(e) subject to clause (d) above, requiring the same form of consideration to be available to the holders of any single class or series of capital stock, if any holders of any single class or series of capital stock of the Company are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such class or series of capital stock will be given the same option; provided, however, that nothing in this Subsection 3.3(e) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

3.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Certificate of Incorporation in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless the holders of Preferred Stock representing a majority of the voting power of the Preferred Stock elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

4.2 Irrevocable Proxy and Power of Attorney. Each party to this Agreement (other than an Investor that, together with its Affiliates, originally purchased at least 400,000 shares of Series C Preferred Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification) purchased from the Company pursuant to the Series C Preferred Stock Purchase Agreement, dated as of November 24, 2014, by and among the Company and the other parties named therein) hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Selling Investors, and each of them, with full power of substitution, with respect to the matters set forth herein, including without limitation, election of persons as members of the Board in accordance with Section 1 hereto, votes to increase authorized shares pursuant to Section 2 hereof and votes regarding any Sale of the Company pursuant to Section 3 hereof, and hereby authorizes each of them to represent and to vote, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Sections 2 and 3, respectively, of this Agreement or to take any action necessary to effect Sections 2 and 3, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

4.3 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and any Stockholder shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. Bad Actor Matters.

5.1 Representation. Each Stockholder that is (or, as a result of its purchase of shares of Series D Preferred Stock or Series D-1 Preferred Stock under the Purchase Agreement, will become) a Person described in the first paragraph of Rule 506(d)(1) promulgated under the Securities Act (a “Covered Person”), hereby represents that none of the “Bad Actor” disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Stockholder or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of such Stockholder’s securities for purposes of Rule 506(d) of the Securities Act.

5.2 Covenant. Each Stockholder that is a Covered Person hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Stockholder (or any of its Rule 506(d) Related Parties), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

6. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Subsection 7.8 below.

7. Miscellaneous.

7.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of shares of Preferred Stock become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Preferred Stock described in Subsection 7.1(a) above), following which such Person shall hold Shares constituting one percent (1%) or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Key Holder and Stockholder, and thereafter such person shall be deemed a Key Holder and Stockholder for all purposes under this Agreement.

7.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the

Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 7.2. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Subsection 7.12.

7.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.7. If notice is given to the Company, it shall be sent to 161 First Street, Suite 2C, Cambridge, MA 02142, Attention: Chief Executive Officer, and a copy shall also be sent to Latham & Watkins LLP, John Hancock Tower, 27th Floor, 20 Clarendon Street, Boston, MA 02116, Attention: Peter N. Handrinos, Esq.

7.8 Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding a majority of the Shares then held by the Key Holders who are then providing services to the Company as officers, employees or consultants; and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors (voting as a single class and on an as-converted basis). Notwithstanding the foregoing:

(a) this Agreement may not be amended or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b) the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto;

(c) Schedules A and B hereto may be amended by the Company from time to time, without the consent of the other parties hereto, to add information regarding additional Investors and Key Holders in accordance with Subsections 7.1 and 7.2 hereof;

(d) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party;

(e) neither Subsection 1.2(a) of this Agreement nor this Subsection 7.8(e) shall be amended or waived without the written consent of Flagship so long as it is entitled to designate a director under Subsection 1.2(a);

(f) neither Subsection 1.2(b) of this Agreement nor this Subsection 7.8(f) shall be amended or waived without the written consent of VentureLabs so long as it is entitled to designate a director under Subsection 1.2(b); and

(g) neither Subsection 1.2(c) of this Agreement nor this Subsection 7.8(g) shall be amended or waived without the written consent of Nestlé so long as it is entitled to designate a director under Subsection 1.2(c).

The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination or waiver effected in accordance with this Subsection 7.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver; provided, however, that no amendment to this Agreement shall be binding on Nestlé or any of its Affiliates if such amendment (1) is not entered into or approved in writing by Nestlé or such Affiliate (provided that, for the avoidance of doubt, any such entry into or approval in writing that occurs through the exercise of any right or the enforcement of any obligation arising under Section 4 of that certain Stock Purchase Agreement dated as of December 19, 2014, by and between Flagship VentureLabs IV LLC and Nestlé shall not be deemed for any purpose to constitute an entry into or an approval in writing by Nestlé or such Affiliate for this purpose) and (2)(i) imposes an obligation on Nestlé or such Affiliate that is unrelated to (x) the subject matter of this Agreement or the Purchase Agreement, or the transactions contemplated hereby or thereby, (y) Nestlé’s investment in the Company or (z) Nestlé’s ownership of securities of the Company or (ii) imposes any restriction on the conduct by Nestlé or any of its Affiliates of its business. For purposes of this Subsection 7.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

7.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Restated Certificate constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

7.12 Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Subsection 7.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Subsection 7.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

7.13 Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Subsection 7.12.

7.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

7.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

7.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS

TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

7.17 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.18 Spousal Consent. If any individual Stockholder is a resident of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Wisconsin, or the Commonwealth of Puerto Rico and is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

7.19 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity Management & Research Company is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Voting Agreement as of the date first written above.

COMPANY:

SERES HEALTH, INC.

By:

Name:	Roger J. Pomerantz, M.D.

Title:	President and Chief Executive Officer

INVESTORS:

NESTLÉ HEALTH SCIENCE US HOLDINGS, INC.

By:
Name:
Title:

INVESTORS:

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:
Name:
Title:

INVESTORS:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:
Name:
Title:

INVESTORS:

FIDELITY GROWTH COMPANY COMMINGLED POOL

By:
Name:
Title:

INVESTORS:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:
Name:
Title:

INVESTORS:

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:
Name:
Title:

INVESTORS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By: Rock Springs GP LLC
Its: General Partner

By:
Name:
Title:

INVESTORS:

BLACKROCK HEALTH SCIENCES TRUST

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:
Name:
Title:

INVESTORS:

BLACKROCK HEALTH SCIENCES OPPORTUNITIES PORTFOLIO, A SERIES OF BLACKROCK FUNDS

By: BlackRock Advisors, LLC
Its: Investment Adviser

By:
Name:
Title:

INVESTORS:

BLACKROCK HEALTH SCIENCES MASTER UNIT TRUST

By: BlackRock Capital Management, Inc.
Its: Investment Adviser

By:
Name:
Title:

INVESTORS:

LEERINK HOLDINGS LLC

By:
Name:
Title:	Authorized Person

INVESTORS:

LEERINK SWANN CO-INVESTMENT FUND, LLC

By:
Name:
Title:	Manager

INVESTORS:

SOFINNOVA VENTURE PARTNERS IX, L.P.

By:	Sofinnova Management IX, L.L.C. its General Partner

By:
Name:	Srinivas Akkaraju
Title:	Managing Member

INVESTORS:

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds – TD Health Sciences Fund
Valic Company I – Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
John Hancock Variable Insurance Trust – Health Sciences Trust
John Hancock Funds II – Health Sciences Fund,
Each fund, severally and not jointly

By:	T. ROWE PRICE ASSOCIATES, INC.,
Investment Adviser or Subadviser

By:
Name:
Title:

INVESTORS:

RA CAPITAL HEALTHCARE FUND, LP

By: Name: Title:
Peter Kolchinsky
Manager

INVESTORS:

ORBIMED PRIVATE INVESTMENTS V, LP

By: OrbiMed Capital GP V LLC, its General Partner
By: OrbiMed Advisors LLC, is Managing Member

By:
Name:
Title:

INVESTORS:

FLAGSHIP VENTURES FUND IV, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:
Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By its General Partner
Flagship Ventures Fund IV General Partner LLC

By:
Manager

FLAGSHIP VENTURES FUND 2007, L.P.

By its General Partner
Flagship Ventures Fund 2007 General Partner LLC

By:
Manager

INVESTORS:

ENSO VENTURES 2 LIMITED BY INTERLOCK DIRECTOR LTD., DIRECTOR

AUTHORIZED SIGNATORY

AUTHORIZED SIGNATORY

INVESTORS:

MAYO CLINIC

By:
Name:
Title:

INVESTORS:

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

By:
Name:
Title:

INVESTORS:

Roger J. Pomerantz, M.D.

INVESTORS:

FAVREAU 2008 TRUST, DTD 4-10-2008

By:
	Name:	Jon Favreau
	Title:	Trustee

By:
	Name:	Joya Favreau
	Title:	Trustee

INVESTORS:

John Aunins

INVESTORS:

David Cook

INVESTORS:

Matthew Henn

KEY HOLDERS:

FLAGSHIP VENTURELABS IV LLC

By:	FLAGSHIP VENTURES FUND IV, L.P.
its Authorized Member

By:	FLAGSHIP VENTURES FUND IV
GENERAL PARTNER LLC
its General Partner

By:
Name:
Title:

KEY HOLDERS:

John Aunins

Alexander Belanger

David Berry

Frank Bobe

Michael Briskin

George Church

James Collins

Allison DiGaetano

Anthony D’Onofrio

Andrew Goodman

Matthew Henn

Peter Barton Hutt

Avak Kahvejian

Kim Lewis

Tohiro Ohsumi

David Relman

Geoffrey von Maltzahn

Han Zhang

SCHEDULE A

INVESTORS

Name and Address

Fidelity Select Portfolios: Biotechnology Portfolio

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

F: (617) 772-2418

Nestlé Health Science US Holdings, Inc.

900 Long Ridge Road, Building 2

Stamford, CT 06902

Attention: Andrew Glass, Esq.

Email: andrew.glass@us.nestle.com

F: (480) 379-5510

With a copy (which shall not constitute notice) to:

Nestlé Health Science S.A.

Avenue Nestlé, 55

1800 Vevey

Switzerland

Attention: Claudio Kuoni, Esq.

Email: Claudio.Kuoni@nestle.com

F: 41.21.924.2875

Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

F: (617) 988-9110

Leerink Swann Co-Investment Fund, LLC 1 Federal Street Boston, MA 02110 Attention: General Counsel F: (646) 499-7130

Fidelity Growth Company Commingled Pool

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

F: (617) 772-2418

Leerink Holdings LLC 1 Federal Street Boston, MA 02110 Attention: General Counsel F: (646) 499-7130

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund State Street Bank & Trust PO Box 5756	T. Rowe Price Health Sciences Fund, Inc. T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202

Boston, Massachusetts 02206 Attn: WAVELENGTH + CO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund Email: SSBCORPACTIONS@StateStreet.com F: (617) 988-9110	Attn: Andrew Baek, Vice President and Senior Legal Counsel Phone: 410-345-2090 E-mail: andrew_baek@troweprice.com

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Ball & Co

C/o Citibank N.A/Custody

IC&D Lock Box

P.O Box 7247-7057

Philadelphia, P.A 19170-7057

Account #: 206681

Email: fidelity.tpacd@citi.com

F: 813-604-1415

VALIC Company I - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

BlackRock Health Sciences Master Unit Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com, chian.jiang@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

VALIC Company I - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

BlackRock Health Sciences Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com, chian.jiang@blackrock.com

T. Rowe Price Health Sciences Portfolio

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

BlackRock Health Sciences Master Unit Trust

c/o BlackRock Advisors, LLC

Fundamental Equity – Global Opportunities Health & Sciences Team

60 State Street, 19th/20th Floors

Boston, MA 02109

Attn: Erin Xie, Chian Jiang

Email: erin.xie@blackrock.com, chian.jiang@blackrock.com

With a copy (which shall not constitute notice) to:

c/o BlackRock, Inc.

Office of the General Counsel

40 East 52nd Street

New York, NY 10022

Attn: David Maryles and Vincent Taurassi

Email: legaltransactions@blackrock.com

John Hancock Variable Insurance Trust - Health Sciences Trust

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

Sofinnova Venture Partners IX, L.P. c/o Sofinnova Ventures, Inc. Attention: Hooman Shahlavi 3000 Sand Hill Road, Bldg 4, Suite 250 Menlo Park, CA 94025

John Hancock Funds II - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Phone: 410-345-2090

E-mail: andrew_baek@troweprice.com

OrbiMed Private Investments V, LP c/o OrbiMed Advisors LLC Attention: Evan Sotiriou 601 Lexington Ave. 54th Floor New York, NY 10022	RA Capital Healthcare Fund, LP c/o RA Capital Management, LLC, Attention: Amanda Daniels 20 Park Plaza, Suite 1200 Boston, MA 02116 F: (617) 778-2510

Flagship Ventures Fund IV, L.P. c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	Rock Springs Capital Master Fund LP Attention: Evans Apeadu 650 South Exeter Street, Suite 1070 Baltimore, MD 21202 Email: evans@rockspringscapital.com

Flagship Ventures Fund IV-Rx, L.P. c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	Roger J. Pomerantz, M.D. XXXXXXXXXXX XXXXXXXXXXX

Flagship Ventures Fund 2007, L.P. c/o Flagship Ventures One Memorial Drive Cambridge, MA 02142 F: (617) 868 -1115	Favreau 2008 Trust, dtd 4-10-2008 XXXXXXXXXXX XXXXXXXXXXX F: (310) 858-3947

Enso Ventures 2 Limited Suite C1 Hirzel Court Hirzel Street St Peter Port Guernsey Channel Islands GY1 2NH F: +44 (0) 1481 755859	John Aunins XXXXXXXXXXX XXXXXXXXXXX F: (617) 945-0268

Mayo Clinic 200 First Street SW Rochester, MN 55905 F: (507) 538-7802	David Cook XXXXXXXXXXX XXXXXXXXXXX F: (617) 945-0268

Alexandria Equities, LLC 385 E. Colorado Blvd. Suite 299 Pasadena, CA 91101 F: (626) 578-0770	Matthew Henn XXXXXXXXXXX XXXXXXXXXXX F: (617) 945-0268

SCHEDULE B

KEY HOLDERS

Name and Address
Flagship VentureLabs IV LLC One Memorial Drive Cambridge, MA 02142	Peter Barton Hutt c/o Covington & Burling 1201 Pennsylvania Avenue NW Washington, DC 20004

David Berry XXXXXXXXXXX XXXXXXXXXXX	Andrew Goodman XXXXXXXXXXX XXXXXXXXXXX

Alexander Belanger	Avak Kahvejian XXXXXXXXXXX XXXXXXXXXXX

Frank Bobe XXXXXXXXXXX XXXXXXXXXXX	Kim Lewis XXXXXXXXXXX XXXXXXXXXXX

Michael Briskin XXXXXXXXXXX XXXXXXXXXXX	John Aunins XXXXXXXXXXX XXXXXXXXXXX

George Church XXXXXXXXXXX XXXXXXXXXXX	Toshiro K. Ohsumi XXXXXXXXXXX XXXXXXXXXXX

James Collins XXXXXXXXXXX XXXXXXXXXXX	David Relman XXXXXXXXXXX XXXXXXXXXXX

Allison DiGaetano XXXXXXXXXXX XXXXXXXXXXX	Geoffrey von Maltzahn XXXXXXXXXXX XXXXXXXXXXX

Anthony D’Onofrio XXXXXXXXXXX XXXXXXXXXXX	Han Zhang XXXXXXXXXXX XXXXXXXXXXX

Matthew Henn XXXXXXXXXXX XXXXXXXXXXX

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on                     , 20    , by the undersigned (the “Holder”) pursuant to the terms of that certain Amended and Restated Voting Agreement dated as of December 19, 2014 (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) or options, warrants or other rights to purchase such Stock (the “Options”), for one of the following reasons (Check the correct box):

☐	as a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	as a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	as a new Investor in accordance with Subsection 7.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐	in accordance with Subsection 7.1(b) of the Agreement, as a new party who is not a new Investor, in which case Holder will be a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, Options and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:		ACCEPTED AND AGREED:

By:		SERES HEALTH, INC.
Name and Title of Signatory

Address:		By:

Title:

Facsimile Number:

EXHIBIT B

CONSENT OF SPOUSE

I, [                    ], spouse of [                    ], acknowledge that I have read the Amended and Restated Voting Agreement, dated as of December 19, 2014, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated:
[Name of Key Holder’s Spouse]